================================================================================

                            RIC COINVESTMENT FUND LP



                                ----------------

                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                               ------------------

                             Dated as of May 8, 2006


================================================================================


    THE PARTNERSHIP INTERESTS (THE "INTERESTS") OF RIC COINVESTMENT FUND LP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND THE TERMS AND CONDITIONS OF THIS LIMITED PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1 DEFINITIONS..........................................................1
SECTION 2 GENERAL PROVISIONS...................................................8
         2.1      Continuation, Etc............................................8
         2.2      Name.........................................................8
         2.3      Organizational Certificates and other Filings................8
         2.4      Principal Place of Business..................................9
         2.5      Registered Office and Registered Agent.......................9
         2.6      Investment Objective.........................................9
         2.7      Term.........................................................9
         2.8      Title to Partnership Property................................9
         2.9      The Board....................................................9
         2.10     Other Activities............................................10
SECTION 3 PARTNERS; CAPITAL STRUCTURE; AND PARTNERS MEETINGS..................10
         3.1      Partners....................................................10
         3.2      Capital Structure...........................................10
         3.3      Issuance of Shares and Preferred Interests..................11
         3.4      No Management Responsibility................................11
         3.5      No Authority to Act.........................................11
         3.6      No Preemptive Rights........................................11
         3.7      Redemption or Repurchase Rights.............................11
         3.8      Partner Meetings............................................12
         3.9      Place of Meetings...........................................12
         3.10     Notice of Partners' Meetings................................12
         3.11     Waiver of Notice............................................12
         3.12     Record Dates................................................13
         3.13     Proxies, etc................................................13
         3.14     Voting; Quorum of Partners; Vote Required...................13
         3.15     Inspectors..................................................15
         3.16     No Consent Required.........................................15
         3.17     Informal Action by Partners.................................16
         3.18     Voting by Ballot............................................16
         3.19     No Cumulative Voting........................................16
SECTION 4 MANAGEMENT OF PARTNERSHIP...........................................16
         4.1      Delegation to the Board of Directors........................16
         4.2      Composition of Board of Directors...........................17
         4.3      Resignation by a Director...................................17
         4.4      Removal of a Director; Designation of a Successor
                  Director....................................................17
         4.5      Incapacity of a Director....................................18
         4.6      Continuation................................................18
         4.7      Powers of the Board of Directors............................18
         4.8      Certain Restrictions........................................21

         4.9      Meetings....................................................21
         4.10     Quorum for Board of Directors Meetings......................21
         4.11     Manner of Acting for Board of Directors.....................21
         4.12     Written Consent by Board of Directors.......................21
         4.13     Committees of Directors.....................................22
         4.14     Director Presumption of Assent..............................22
         4.15     Director Power to Bind Partnership..........................22
         4.16     Liability of the Directors..................................22
         4.17     Reliance by Third Parties...................................22
         4.18     Appointment of Auditors.....................................22
         4.19     Contracts with Affiliates...................................22
         4.20     Obligations of the Directors................................23
         4.21     Other Business of Directors.................................23
         4.22     Limitations on the General Partner, Board of Directors
                  and Appropriate Officers....................................23
         4.23     Investment Company Act......................................23
SECTION 5 OFFICERS............................................................23
         5.1      Executive Officers..........................................23
         5.2      Election of Officers........................................24
         5.3      Voting Securities Owned by the Partnership..................24
         5.4      Chairman of the Board of Directors..........................24
         5.5      President...................................................24
         5.6      Vice Presidents.............................................25
         5.7      Secretary...................................................25
         5.8      Treasurer...................................................25
         5.9      Assistant Secretaries.......................................26
         5.10     Assistant Treasurers........................................26
         5.11     Other Officers..............................................26
SECTION 6 INVESTMENT ADVISOR..................................................26
         6.1      Investment Advisor..........................................26
SECTION 7 CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS.............27
         7.1      Capital Contributions.......................................27
         7.2      Capital Accounts............................................28
         7.3      Allocation of Net Profits from Operations...................28
         7.4      Allocation of Net Losses from Operations....................31
         7.5      Defaulting Partner..........................................31
         7.6      Tax Allocations.............................................31
         7.7      Determinations by Board of Directors........................32
         7.8      Net Asset Value.............................................32
SECTION 8 WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL............................32
         8.1      Withdrawals and Distributions in General....................32
         8.2      Distributions...............................................32
         8.3      Restrictions on Distributions...............................33
         8.4      Deemed Sale of Assets.......................................33

         8.5      Withholding.................................................33
         8.6      Indemnification.............................................34
SECTION 9 WITHDRAWAL OF PARTNERS; TRANSFER OF INTERESTS; ADMISSION OF
         SUBSTITUTED PARTNERS; EFFECT OF DEATH, ETC...........................34
         9.1      Withdrawal of Partners......................................34
         9.2      General Provisions Relating to Transfers of Limited
                  Partner Interests...........................................35
         9.3      Effect of Transfers.........................................36
         9.4      Transfer Indemnity..........................................36
         9.5      Substituted Partners........................................37
         9.6      Effect of Death, Etc........................................37
         9.7      Transfer of Interests of the General Partner................38
         9.8      Termination of Status of the General Partner................38
SECTION 10 BOOKS AND RECORDS; REPORTS TO PARTNERS; TAX MATTERS................38
         10.1     Books and Records.............................................
         10.2     Accounting; Tax Year........................................39
         10.3     Filing of Tax Returns.......................................39
         10.4     Tax Matters Partner.........................................39
         10.5     Tax Information for Current and Former Partners.............40
         10.6     Meetings with the IRS.......................................40
SECTION 11 LIABILITY, EXCULPATION AND INDEMNIFICATION.........................40
         11.1     Liability...................................................40
         11.2     Exculpation.................................................40
         11.3     Indemnification of General Partner, etc.....................41
SECTION 12 COMPENSATION AND REIMBURSEMENT.....................................44
         12.1     Board of Directors..........................................44
         12.2     Distributor, Administrator and Other Persons................44
         12.3     Reimbursement for Partnership Expenses......................44
SECTION 13 DISSOLUTION AND TERMINATION........................................44
         13.1     Dissolution.................................................44
         13.2     Liquidation.................................................45
         13.3     Termination.................................................45
SECTION 14 AMENDMENTS.........................................................46
         14.1     Proposal of Amendments......................................46
         14.2     Amendments to Be Adopted Solely by the Board of
                  Directors...................................................46
         14.3     Amendments Not Allowable....................................46
SECTION 15 POWER OF ATTORNEY..................................................47
         15.1     Power of Attorney...........................................47
         15.2     Irrevocability..............................................47
         15.3     Priority of Agreement.......................................47
         15.4     Exercise of Power...........................................47
SECTION 16 MISCELLANEOUS......................................................48
         16.1     Certificate of Limited Partnership..........................48
         16.2     APPLICABLE LAW..............................................48
         16.3     Counterparts................................................48
         16.4     Binding upon Successors and Assigns.........................48

         16.5     Notices.....................................................48
         16.6     Severability................................................48
         16.7     Entire Agreement............................................48
         16.8     Headings, Etc...............................................48
         16.9     Legends.....................................................49
         16.10    Waiver of Partition.........................................49
         16.11    Non-Waiver..................................................49
         16.12    Confidentiality.............................................49
         16.13    Survival of Certain Provisions..............................49
         16.14    Partnership Counsel.........................................49
         16.15    Waiver of Partition.........................................50
         16.16    Entire Agreement............................................50


SCHEDULE A:  Partners and Capital Commitments
SCHEDULE B:  Board of Directors
SCHEDULE C:  Fundamental Investment Restrictions

APPENDIX A:  Form of Certificate of Designation of Preferred Interests

                              AMENDED AND RESTATED


                          LIMITED PARTNERSHIP AGREEMENT


                                       OF


                            RIC COINVESTMENT FUND LP



         This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement") of RIC Coinvestment Fund LP, a Delaware limited partnership (the "Partnership"), is made and effective as of the 8th day of May, 2006, by and among the General Partner of the Partnership, the Initial Limited Partner and the Persons listed as Limited Partners of the Partnership on Schedule A hereto (as amended and supplemented from time to time). Capitalized terms used herein without definition have the meanings specified in Section 1.

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Partnership was formed under the Act pursuant to a Certificate of Limited Partnership (the "Certificate of Limited Partnership") filed with the Secretary of State of the State of Delaware on May 3, 2006 and since its formation has been governed by the Limited Partnership Agreement (the "Initial Agreement") dated as of May 3, 2006; and

         WHEREAS, the Partnership changed its name from "RIC Co-Investment Fund L.P." to "RIC Coinvestment Fund LP" pursuant to a Certificate of Amendment to the Certificate of Limited Partnership dated as of May 5, 2006; and

         WHEREAS, the General Partner, the Initial Limited Partner and the Limited Partners to be admitted on May 10, 2006 wish to amend and restate the Initial Agreement and wish for this Agreement to govern the Partnership;

         NOW, THEREFORE, the General Partner, the Initial Limited Partner and the Limited Partners agree as follows:

                                    SECTION 1

                                   DEFINITIONS
                                   -----------

         As used herein, the following terms shall have the following meanings and all such terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time except as otherwise specifically provided herein:

         "Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss. 17-101 et seq., as amended, and any successor to such statute.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

                           (i) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5); and

                           (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Agreement" means this Amended and Restated Limited Partnership Agreement, including the Schedules and Appendices hereto, as originally executed and as amended, modified, supplemented or restated from time to time.

         "Applicable Rate" means a rate per annum equal, at the time of determination, to the sum of (i) the highest "prime rate" then published in the "Money Rates" section of The Wall Street Journal or in such successor publication as shall be acceptable to the Board of Directors, and (ii) two percent (2%), up to the highest rate permitted by law.

         "Appropriate Officer" means an officer of the Partnership appointed in accordance with Section 4.7(d), who has not resigned, been removed, or become Incapacitated.

         "Board of Directors" means those natural persons who at any given time are serving as Directors of the Partnership in accordance with this Agreement.

         "Brookdale" means Brookdale Senior Living, Inc., a Delaware corporation, and any successor or assign to all or substantially all of its business.

         "Capital Accounts" has the meaning specified in Section 7.2.

         "Capital Commitment" means, for any Partner, the amount set forth opposite his, her or its name on Schedule A hereto, as amended from time to time
(i) to take account of additional Capital Contributions made by Partners, and
(ii) as otherwise provided in this Agreement; provided that Schedule A shall not be amended with respect to any Partner without the consent of such Partner.

         "Capital Contribution" means, with respect to any Partner, the amount contributed by such Partner to the capital of the Partnership pursuant to this Agreement.

         "Capital Demand Date" has the meaning specified in Section 7.1(b).

         "Capital Demand Notice" has the meaning specified in Section 7.1(b).

         "Capital Investment" means, with respect to any Partner, the Capital Contribution of such Partner net of the return to such Partner, by the Partnership of any portion thereof.

         "Certificate of Designation" means the certificate of designations as adopted by the Board of Directors from time to time setting forth the relative rights, powers, preferences, duties, liabilities and obligations of the Preferred Interests substantially in the form attached hereto as Appendix A and incorporated into and made a part of this Agreement.

         "Certificate of Limited Partnership" has the meaning set forth in the recitals hereto.

         "Claim" has the meaning specified in Section 11.3.

         "Closing Date" has the meaning specified in Section 7.1(a).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of succeeding law).

         "Covered Person" has the meaning specified in Section 11.2

         "Damages" has the meaning specified in Section 11.3.

         "Defaulting Partner" has the meaning specified in Section 7.5(a).

         "Director" means a member of the Board of Directors of the Partnership.

         "Disabling Conduct" means, with respect to any Person, fraud, willful misfeasance, gross negligence, reckless disregard of such Person's duties to the Partnership or the Partners or a material breach of this Agreement that, if curable, is not cured within 30 days after written notice describing such breach has been given to such Person.

         "Failed Capital Commitment" has the meaning specified in Section
7.5(b).

         "Fair Market Value" means the fair market value of the Partnership's assets as determined by the Partnership's Valuation Policies.

         "Fiscal Period" means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

         (i)      December 31 of such period; and

         (ii) any other day as determined in the sole and absolute discretion of the Board of Directors.

         "Fiscal Year" means the period commencing on the Closing Date and ending on the first December 31st following the Closing Date, and thereafter each period commencing on January 1st of each year and ending on December 31st of each year (or on the date of a final distribution pursuant to Section 13.2), unless the Board of Directors shall designate another fiscal year for the Partnership.

         "40 Act Majority of Partners" means the lesser of (a) the holders of 67% or more of the outstanding Shares and Preferred Interests, if any, present at a meeting of Partners and entitled to vote at which the holders of more than 50% of the outstanding Shares and Preferred Interests entitled to vote are present in person or by proxy or (b) more than 50% of the outstanding Shares and Preferred Interests entitled to vote.


         "General Partner" means RIC Coinvestment Fund GP LLC or such other Person admitted to the Partnership as a general partner in accordance with this Agreement.

         "GP Transfer" has the meaning specified in Section 9.7.

         "GP Substitute" has the meaning specified in Section 9.7.

         "Incapacity" means as to any Person, the entry of an order for relief in a bankruptcy proceeding ("bankruptcy"), entry of an order of incompetence or insanity or the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

         "Independent Director" means any member of the Board of Directors that is not an "interested person" of the Partnership as such term is defined in the Investment Company Act.

         "Initial Agreement" has the meaning set forth in the recitals hereto.

         "Initial Limited Partner" means Randal A. Nardone.

         "Interest" means a Partner's rights and interest in the Partnership.

         "Interested Director" means any member of the Board of Directors that is an "interested person" of the Partnership as such term is defined in the Investment Company Act.

         "Investment Advisor" means initially FIG Advisors LLC and shall include any person appointed by the Board of Directors pursuant to Section 6.1 that is responsible for identifying, evaluating, structuring, monitoring and disposing of the Partnership's investments and providing such other services for the Partnership.

         "Investment Advisory Agreement" means the Investment Advisory Agreement by and between the Partnership and the Investment Advisor, as the same may be amended or supplemented from time to time.


         "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

         "Investment Proceeds" has the meaning specified in Section 8.2.

         "IRS" has the meaning specified in Section 10.5

         "Limited Partners" means the Persons listed as limited partners on Schedule A hereto, which is incorporated in and made a part of this Agreement (as such schedule is supplemented and amended from time to time), and shall include their successors and permitted assigns to the extent admitted to the Partnership as limited partners in accordance with the terms hereof, in their capacities as limited partners of the Partnership, and shall exclude any Person that ceases to be a Limited Partner in accordance with the terms hereof. For purposes of the Act, the Limited Partners shall constitute a single class, series and group of limited partners.

         "Majority in Interest of the Partners" means Partners who in the aggregate own more than 50% of the outstanding Shares and Preferred Interests, if any, entitled to vote on a matter.

         "NAV" has the meaning specified in Section 7.8.

         "Net Loss" means the net loss of the Partnership with respect to a Fiscal Period, as determined for federal income tax purposes, provided that such loss shall be decreased by the amount of all income during such period that is exempt from federal income tax and increased by the amount of all expenditures made by the Partnership during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

         "Net Profit" means the net income of the Partnership with respect to a Fiscal Period, as determined for federal income tax purposes, provided that such income shall be increased by the amount of all income during such period that is exempt from federal income tax and decreased by the amount of all expenditures made by the Partnership during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

         "Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulations Section 1.752-l(a)(2).

         "Partner" means any Person admitted to the Partnership as a partner pursuant to the provisions of this Agreement and named as a partner in the books and records of the Partnership, including any person admitted as a General Partner, a Limited Partner or a Substituted Partner, in such Person's capacity as a partner of the Partnership.

         "Partners" means two or more Persons acting in their capacity as partners of the Partnership.

         "Partnership" has the meaning set forth in the preamble hereto.

         "Partnership Expenses" means any expenses incurred by the Partnership during a Fiscal Period including, but not limited to, (i) all costs and expenses if any, incurred in evaluating, developing, negotiating, structuring, acquiring, owning, financing, disposing of or otherwise dealing with Portfolio Investments, whether or not a transaction is consummated, including, without limitation, accounting fees, consulting fees, due diligence expenses, conference expenses, subscriptions to trade and other publications, brokerage commissions and fees and other investment costs incurred by or on behalf of the Partnership, legal fees, travel, transfer taxes, costs related to the registration or qualification for sale of securities and other out-of-pocket expenses, in each case to the extent not paid for by the issuer of such securities; (ii) without duplication, expenses incurred in connection with out of pocket expenses related to monitoring investments by the Partnership, including, without limitation, legal, travel, insurance, accounting, custodial and safekeeping, consulting and auditing expenses; (iii) administrative, legal, custodial, accounting, auditing, banking, professional, consulting and appraisal expenses of the Partnership including expenses associated with the preparation of the Partnership's reports, financial statements, tax returns and Schedule K-1s; (iv) organizational expenses of the Partnership not paid for by a Portfolio Company; (v) taxes and other governmental charges, fees and duties payable by the Partnership to federal, state, local and other governmental agencies; (vi) litigation-related expenses and premiums for insurance protecting the Partnership and any Covered Persons from liabilities to third Persons in connection with Partnership affairs; (vii) costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles and Damages; and (viii) costs and expenses incurred in connection with winding up and liquidating the Partnership.

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

         "Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2).

         "Pass-Through Partner" has the meaning set forth in Section 10.4.

         "Permitted Transfer" has the meaning specified in Section 9.2(a).

         "Person" means any natural person, individual, corporation, partnership, trust, estate, limited liability company, custodian, unincorporated organization or association or any other entity.

         "Portfolio Company" means Brookdale and any Persons formed by the Partnership for the purpose of investing in Brookdale.

         "Portfolio Investments" means investments in the Portfolio Company, interests received as distributions on Brookdale common stock and Short-Term Investments.

         "Preferred Interests" means a preferred limited partner equity interests in the Partnership with the relative rights, powers, preferences, duties, liabilities and obligations set forth in the Certificate of Designations and an aggregate liquidation preference not to exceed US$100,000. Holders of Preferred Interests, if any, will have one vote per Preferred Interest on any matter on which Preferred Interests are entitled to vote.

         "Preferred Partner" means any Partner that holds a Preferred Interest.

         "Principals" means Wesley R. Edens, Robert I. Kauffman and Randal A. Nardone.

         "Proceeding" has the meaning specified in Section 11.3.

         "Qualified Income Offset" has the meaning set forth in Treasury Regulations Section 1.704-1(b)(2).

         "Real Estate-Related Assets" means any of the following, whether denominated in dollars or in another currency, whether located in the United States or a foreign jurisdiction and howsoever interests therein may be acquired: (a) mortgage loans and non-mortgage receivables; (b) securities secured by or evidencing interests in assets described in clause (a); (c) fee or leasehold interests in real properties, whether improved or unimproved, whether commercial, residential or multifamily; (d) debt interests (whether secured or unsecured, recourse or non-recourse, senior or subordinated, convertible or otherwise), equity interests (whether preferred or common) and derivative interests in entities (whether in the form of partnerships, limited liability companies, trusts, corporations or otherwise) the assets of which consist primarily of assets described in clauses (a), (b) or (c) hereof, or in entities that otherwise have substantial assets of the type described in clauses (a), (b) or (c) hereof or in entities that provide services to or management in connection with any other asset included in this definition; (e) options, including without limitation, rights of first refusal, rights of first offer, and puts or calls with respect to in any of the foregoing; and (f) hedges relating to any of the foregoing.

         "Regulatory Allocations" has the meaning set forth in Section 7.3(e).

         "Share" means a limited partner equity interest in the Partnership (other than the Preferred Interests) and includes fractions of Shares as well as whole Shares. Shares shall have an initial NAV of $1,000 per Share.

         "Short-Term Investments" means (i) cash, (ii) obligations of, or fully guaranteed as to timely payment of principal and interest by, the United States of America or agencies thereof and with a maturity date not in excess of 18 months from the date of purchase by the Partnership, (iii) interest bearing accounts and/or certificates of deposit of any U.S. bank with capital and surplus in excess of $200 million and whose debt securities are rated at least A by Moody's Investor Services, Inc. and A2 by Standard and Poor's Corporation, and (iv) repurchase agreements of any U.S. bank with capital and surplus in excess of $200 million and whose debt securities are rated at least A by Moody's Investor Services, Inc. and A2 by Standard and Poor's Corporation.

         "Subscription Agreement" means a contract for the purchase of Shares or Preferred Interests.

         "Substituted Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 9.5 and shown as a Limited Partner in the books and records of the Partnership.

         "Supermajority of Partners" means Partners who in the aggregate own more than 67% of the outstanding Shares and Preferred Interests entitled to vote on a matter.

         "Tax Matters Partner" has the meaning set forth in Section 10.4.

         "Term" has the meaning specified in Section 2.7.

         "Transfer" has the meaning specified in Section 9.2(a).

         "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding income tax regulations).

         "UBTI" means "unrelated business taxable income" as defined in Section 512 of the Code and the applicable Treasury Regulations.

         "Unpaid Capital Obligation" means an amount equal to the Capital Commitment of a Partner that has not at the time been contributed to the Partnership.

         "Valuation Policies" means the valuation policies adopted by the Board of Directors at the Partnership's organizational meeting, as amended from time to time.

                                    SECTION 2

                               GENERAL PROVISIONS
                               ------------------

         2.1 Continuation, Etc. The General Partner, the Initial Limited Partner and the Limited Partners shall continue the Partnership under and pursuant to the terms of the Act and the rights, duties and obligations of the Partners shall be as provided in the Act, except as otherwise provided in this Agreement. Immediately following the admission of the first Limited Partner on May 10, 2006, the Initial Limited Partner shall cease to be a limited partner of the Partnership, shall have his original capital commitment terminated (and shall be entitled to receive forthwith the return of his capital contribution without interest or deduction) and shall have no further rights or claims against, or obligations as a limited partner of, the Partnership.

         2.2 Name. The name of the Partnership is "RIC Coinvestment Fund LP" The name of the Partnership may be changed from time to time by the Board of Directors, except that the name of the Partnership shall not be changed to include the name of any Partner without that Partner's prior written consent. Upon the termination of the Partnership, all of the Partnership's right, title and interest in and to the use of the name "RIC Coinvestment Fund LP" and any variation thereof, including any name to which the name of the Partnership is changed, shall become the property of the General Partner, and the Limited Partners shall have no right and no interest in and to the use of any such name.

         2.3 Organizational Certificates and other Filings. If requested by the Directors, the Partners shall promptly execute all certificates and other documents, and any amend-ments or renewals of such certificates and other documents as thereafter reasonably required, consistent with the terms of this Agreement, necessary for the Board of Directors to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (i) the formation, continuation and operation of the Partnership as a limited partnership under the laws of the State of Delaware and as a closed-end investment company under the Investment Company Act, (ii) if the Board of Directors deems it advisable, the operation of the Partnership as a limited partnership, in all jurisdictions where the Partnership proposes to operate and
(iii) all other filings required under any applicable law, rule or regulation to be made by the Partnership. Each Partner hereby grants to the Board of Directors a power of attorney, in the event such Partner fails to comply with the foregoing provisions of this Section 2.3, to execute all such certificates and other documents, and amendments or renewals of such certificates and other documents provided for in this Section 2.3, in the name and on behalf of such Partner as the Board of Directors deems appropriate, the foregoing power of attorney being irrevocable and coupled with an interest.

         2.4 Principal Place of Business. The Partnership shall maintain its office and principal place of business at, and its business shall be conducted from, 1345 Avenue of the Americas, New York, New York 10105, or such place or places inside the United States as the Board of Directors may determine.

         2.5 Registered Office and Registered Agent. The address of the Partnership's registered office and registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The address of the Partnership's registered office and the registered agent for service of process in the State of Delaware of the Partnership may be changed from time to time by the General Partner.

         2.6 Investment Objective. The Partnership has been organized for the purpose of seeking capital appreciation and income by: (i) directly or indirectly acquiring, owning, holding and selling or otherwise transferring interests in Brookdale and other Portfolio Investments; and (ii) engaging in all activities and transactions as the Board of Directors may deem reasonably necessary, advisable or incidental in connection therewith.

         2.7 Term. Unless terminated earlier in accordance with the Act, the Partnership shall terminate on the eighth anniversary of the date of this Agreement; provided that the term may be extended by the Investment Adviser by up to two (2) additional one year periods (the "Term").

         2.8 Title to Partnership Property. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be owned by the Partnership as an entity, and no Partner or Director, individually, shall have title to or any interest in such property.

         2.9 The Board. The Initial Limited Partner and the Limited Partners hereby approve the General Partner's delegation to the Directors, pursuant to
Section 4.1 hereof, of the General Partner's rights and powers under this Agreement and pursuant to applicable law, and designate those person(s) listed on Schedule B as the initial member(s) of the Board of Directors.

The Directors shall agree to be bound by the terms of this Agreement when serving in such capacity. A Director is not required to contribute capital to nor hold Interests of the Partnership as a Partner. The names and mailing addresses of the Directors shall be set forth in the books and records of the Partnership.

         2.10 Other Activities. Nothing herein shall prevent any Partner (or any director, officer, employee or other affiliate thereof), any Director or Appropriate Officer or any person controlling, controlled by or under common control with such Persons from acting in any such capacity, as an investment advisor or in any similar or related capacity for any other Person or from engaging in any other lawful activity and shall not in any way restrict such persons from buying, selling or trading any securities or other assets for their own accounts or for the accounts of others for whom it or they may be acting.

                                    SECTION 3

               PARTNERS; CAPITAL STRUCTURE; AND PARTNERS MEETINGS
               --------------------------------------------------

         3.1 Partners. The name, address and Capital Commitment of each Partner shall be set forth on Schedule A hereto. From time to time, the books and records of the Partnership shall, and Schedule A hereto shall, be amended to reflect the name, address and Capital Commitment of each Partner (including, as permitted by this Agreement, adding the name, address and Capital Contribution of each additional Partner who is admitted or becomes a Substituted Partner pursuant to the transfer of Interests and deleting the name, address and Capital Commitment of Persons ceasing to be Partners). The Partners shall have the management and voting rights set forth in this Agreement and provided under the Act and the Investment Company Act and shall have all rights to any allocations and to any distributions as may be authorized and set forth under this Agreement and under the Act.

         3.2 Capital Structure.

                  (a) Subject to the terms of this Agreement, the Partnership is authorized to issue partner interests in the Partnership designated as "Shares," which shall constitute an unlimited number of partner interests under the Act. The relative rights, powers, preferences, duties, liabilities and obligations of holders of the Shares shall be as set forth herein. Other than as set forth in this Agreement, each Share shall be identical in all respects with each other Share. Subject to the terms of this Agreement, the Partnership is authorized to issue partner interests in the Partnership designated as "Preferred Interests" with an aggregate liquidation preference not to exceed $100,000, which shall have the relative rights, powers, preferences, duties, liabilities and obligations set forth in the Certificate of Designation. The capital structure of the Partnership shall consist of just the Shares and the Preferred Interests.

                  (b) The Partnership is authorized to issue Shares to any Person at NAV in exchange for cash Capital Contributions.

                  (c) The number of Shares and Preferred Interests, if any, issued to Partners shall be listed in the partnership records of the Partnership, which shall be amended from time to time by the Partnership as required to reflect issuances of Shares and Preferred Interests to new Partners, changes in the number of Shares and Preferred Interests held by Partners and to reflect the addition or cessation of Partners. The number of Shares and Preferred Interests held by each Partner shall not be affected by any (i) issuance by the Partnership of Shares or Preferred Interests to other Partners or (ii) change in the Capital Account of such Partner (other than such changes to reflect additional Capital Contributions from such Partner in exchange for new Shares or Preferred Interests).

                  (d) In the sole discretion of the Board of Directors, the issued and outstanding Shares and Preferred Interests may be represented by certificates.

                  (e) The Partnership shall not borrow money or otherwise incur indebtedness, other than as necessary to pay Partnership Expenses and only to the extent permitted by the Investment Company Act.

         3.3 Issuance of Shares and Preferred Interests. The Board of Directors in its discretion may cause the Partnership to issue Shares to Persons from whom the Partnership has accepted, on or prior to May 10, 2006, binding agreements to subscribe therefor, as the case may be, at such time as they make a Capital Contribution to the Partnership. No additional Shares may be issued without the consent of a Majority in Interest of the Partners. The Board of Directors in its discretion may cause the Partnership to issue and redeem Preferred Shares from time to time in accordance with this Agreement. All issuances of Shares and Preferred Interests shall be in accordance with the terms of the relevant forms of subscription agreements. The maximum aggregate dollar amount of Shares for which subscription agreements may be accepted is $1.3 billion. The maximum aggregate liquidation preference of Preferred Interests that may at any one time be outstanding is $100,000.

         3.4 No Management Responsibility. No Partner, other than the General Partner, shall participate in the management or control of the business of or transact any business for the Partnership, but may exercise the voting rights and powers of a Partner set forth in this Agreement. The Partners hereby consent to the taking of any action by the Board of Directors, the Appropriate Officers and the General Partner contemplated under this Agreement or otherwise permitted under the Act.

         3.5 No Authority to Act. No Partner, other than the General Partner, shall have the power to represent, act for, sign for, or to bind the Partnership. All authority to act on behalf of the Partnership is vested in the Board of Directors, Appropriate Officers and the General Partner. The Partners consent to the exercise by the Board of Directors, Appropriate Officers and the General Partner of the powers conferred on them under this Agreement or otherwise permitted under the Act.

         3.6 No Preemptive Rights. Holders of Shares will have no preemptive rights with respect to the issuance of any equity interest in the Partnership or any other securities of the Partnership convertible into, or carrying rights or options to purchase any such partnership or other equity interest.

         3.7 Redemption or Repurchase Rights. Except as otherwise provided in this Agreement, the Partnership shall not redeem or repurchase any Partner's Shares and no Partner shall have the right to withdraw from the Partnership, except as provided in
Section 9, or to receive any return of any Capital Commitment, except upon dissolution of the Partnership pursuant to Section 13.

         3.8 Partner Meetings. Unless required by the Act or other applicable law, the Partnership shall not be required to hold an annual meeting of Partners or any other regular, periodic meetings of Partners. Special meetings of the Partners may be called to consider any matter requiring the consent of all or any of the Partners pursuant to this Agreement. Special meetings of the Partners may be called by the Board of Directors or by the General Partner.

         3.9 Place of Meetings. The Board of Directors or the General Partner may designate any place within or without the State of Delaware as the place of meeting for any annual meeting or for any special meeting called by the Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive offices of the Partnership. Partners may participate in a meeting in person, by proxy or by means of a telephone conference call or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time, and any such participation in a meeting shall constitute the presence in person of such Partner at such meeting.

         3.10 Notice of Partners' Meetings.

                  (a) Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called shall be delivered not less than two (2) days nor more than ninety (90) days before the date of the meeting, either personally, by facsimile, electronic mail or by overnight mail or courier, by or at the direction of the Board of Directors or the General Partner to each Partner of record entitled to vote at such meeting.

                  (b) Notice to Partners, if mailed by overnight mail or courier, shall be deemed delivered as to any Partner when deposited with the delivery service, addressed to the Partner, with postage prepaid, but, if two successive deliveries to the last-known address of any Partner are returned as undeliverable, no further notices to such Partner shall be necessary until another address for such Partner is made known to the Partnership. Notice to Partners, if by facsimile or by electronic mail, shall be deemed delivered upon receipt of a confirmation of transmission.

(c) At an adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting without additional notice.

         3.11 Waiver of Notice.

                  (a) When any notice is required to be given to any Partner of the Partnership under the provisions of this Agreement, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                  (b) By attending a meeting, a Partner:

                           (i) Waives objection to lack of notice or defective notice of such meeting unless the Partner, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

                           (ii) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Partner objects to considering the matter when it is presented.

         3.12 Record Dates. For the purpose of determining the Partners who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Directors may fix a date and time at least two (2) days and not more than ninety (90) days prior to the date of any meeting of Partners or other action as the date and time of record for the determination of Partners entitled to vote at such meeting or any adjournment thereof or to be treated as Partners of record for purposes of such other action, and any Partner who was a Partner at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Partner of record for purposes of such other action, even though the person has since that date and time disposed of its Shares or Preferred Interests, and no Partner becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Partner of record for purposes of such other action.

         3.13 Proxies, etc. At any meeting of Partners, any holder of Shares or Preferred Interests entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with a Secretary, or with such other officer of the Partnership as a Secretary may direct, for verification prior to or simultaneously with the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers of the Partnership. Only Partners of record shall be entitled to vote. When any Share or Preferred Interest is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share or Preferred Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share or Preferred Interest, as the case may be. A proxy purporting to be executed by or on behalf of a Partner shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share or Preferred Interest is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share or Preferred Interest, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         3.14 Voting; Quorum of Partners; Vote Required. (a) Except as otherwise set forth herein, each Partner shall be entitled to one vote per full Share (the holder of a fraction of a Share shall be entitled to an equal fraction of a vote) or Preferred Interest upon
all matters upon which such Partner shall have the right to vote based upon the partnership records of the Partnership, provided, however, that prior to the date Limited Partners make their Capital Contributions, Limited Partners will be entitled to one vote for each $1,000 of their Capital Commitment. The presence, in person or by proxy, of Partners holding more than 50% of the Shares and Preferred Interests entitled to vote at the time of the action taken constitutes a quorum at any meeting of holders of Partners. If a quorum is present, the affirmative vote, in person or by proxy, of the owners of more than 50% of the Shares and Preferred Interests then outstanding and represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Partners, unless the vote of a greater proportion or number or voting by classes is required by the Act, the Investment Company Act or this Agreement. If a quorum is not represented at any meeting of the Partners, such meeting may be adjourned.

                  (b) If the Preferred Interests are required to vote as a separate class under the Investment Company Act, the presence, in person or by proxy, of Partners holding more than 50% of the Preferred Interests entitled to vote at the time of the action taken constitutes a quorum at any meeting of holders of Preferred Interests. If a quorum is present, the affirmative vote, in person or by proxy, of the owners of more than 50% of the Preferred Interests then outstanding and represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the holders of Preferred Interests, unless the vote of a greater proportion or number is required by the Act, the Investment Company Act or this Agreement. If a quorum is not represented at any meeting of the Partners, such meeting may be adjourned.

         The Partners shall have the following voting rights:

                  (a) to the extent required by the Investment Company Act or as otherwise provided for herein, the right to elect Directors by the affirmative vote of a plurality of votes cast;

                  (b) as provided herein, the right to remove Directors for cause by the affirmative vote of a Supermajority of Partners at a meeting of Partners duly called for such purpose;

                  (c) to the extent required by the Investment Company Act, the right to approve any proposed investment advisory agreement or to disapprove and terminate any such existing agreement by the affirmative vote of a 40 Act Majority of Partners; provided, however, in the case of approval that such agreement is also approved by a majority of Directors who are not parties to such contract or "interested persons" of any such party as such term is defined in the Investment Company Act, as the same may be amended from time to time;

                  (d) to the extent required by the Investment Company Act, the right to ratify the appointment of the independent accountants of the Partnership by the affirmative vote of more than 50% of the Shares and/or Preferred Interests then outstanding and represented in person or by proxy at the meeting and entitled to vote; provided, however, that such appointment is approved by a majority of the Disinterested Directors;

                  (e) to the extent required by the Investment Company Act, the right to terminate the Partnership's independent accountants by the affirmative vote of a 40 Act Majority of Partners;

                  (f) to the extent required by Section 13.2, the selection of a liquidator by the affirmative vote of a Majority of Interests of the Partners;

                  (g) to the extent required by Section 14.1 or 14.3, the right to approve certain amendments to this Agreement by the affirmative vote of a Majority of Interests of the Partners;

                  (h) so long as the Partnership is subject to the provisions of the Investment Company Act, the right to approve any other matters that the Investment Company Act requires to be approved by the Partners by the affirmative vote of Partners as specified in the Investment Company Act; and

                  (i) to approve by the affirmative vote of a Majority of Interests of the Partners, any merger, consolidation, other business combination, voluntary bankruptcy, liquidation or other dissolution of the Partnership, or the entering into of any agreement contemplating any of the foregoing.

         3.15 Inspectors. The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any Partner entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Shares and Preferred Interests outstanding and the voting powers of each, the number of Shares and Preferred Interests represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of managers. Inspectors need not be shareholders.

         3.16 No Consent Required. Notwithstanding the foregoing, no vote, approvals, or other consent shall be required of the Partners to amend this Agreement in any of the following respects: (i) to reflect any change in the amount of the Capital Contribution of any Partner provided that the affected Partner agrees in writing to the change; (ii) to admit a Substituted Partner or withdraw a Partner in accordance with the terms of this Agreement; (iii) to correct any false or erroneous statement, or to make a change in any statement in order that such statement shall accurately represent the agreement among the Partners in this Agreement provided that if a

Partner is adversely affected by such a change, that Partner has consented to the change; (iv) a change that is necessary to qualify the Partnership as a limited partnership under the laws of any state or that is necessary or advisable in the opinion of the Board of Directors to assure that the Partnership will not be treated as a publicly traded partnership or otherwise treated as a corporation for federal income tax purposes; (v) to reflect any change in the name or principal place of business of the Partnership in accordance with the terms of this Agreement; provided that such change or Amendment has been approved by a majority of the Board of Directors and a majority of the Independent Directors.

         3.17 Informal Action by Partners. Any action that may be taken by Partners at a meeting of Partners may be taken without a meeting without prior notice and without a vote if consent in writing setting forth the action to be taken is signed by the Partners holding not less than the minimum percentage of Shares and/or Preferred Interests that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted provided that all Partners receive at least two (2) days notice of any action proposed to be taken by written consent. Partners may waive this notice requirement. Written consent by the Partners has the same force and effect as a vote of such Partners held at a duly held meeting of the Partners and may be stated as such in any document.

         3.18 Voting by Ballot. Voting on any question or in any election may be by voice vote, unless the presiding Director or Officer shall order or any Partner shall demand that voting be by ballot.

         3.19 No Cumulative Voting. No Partners shall be entitled to cumulative voting in any circumstance.

                                    SECTION 4

                            MANAGEMENT OF PARTNERSHIP
                            -------------------------

         4.1 Delegation to the Board of Directors.

                  (a) The General Partner hereby irrevocably delegates to the members of the Board of Directors, except (i) for rights and powers expressly provided to the General Partner by this Agreement, (ii) for the right to execute documents on behalf of the Partnership and to bind the Partnership and (iii) to the extent any such delegation is not permitted under the Act, its rights and powers to manage and control the business and affairs of the Partnership, including the complete authority to oversee and to establish policies regarding the management, conduct, and operation of the Partnership's business, and to do all things necessary and proper to carry out the investment objective and business of the Partnership, including, without limitation, the power to engage the Investment Advisor to provide investment advisory services to the Partnership pursuant to an Investment Advisory Agreement and such other rights and powers expressly given to the Directors under this Agreement. During any period in which the Partnership shall have no Directors, the Appropriate Officers shall manage and control the Partnership. The General Partner retains only those rights, powers and duties that have not been delegated here-under and which may not be delegated under the Act. Notwithstanding the foregoing delegation, the General Partner shall continue to be the general partner of the Partnership and shall remain liable as such. In no event shall a Director or an Appropriate Officer of the Partnership be considered a general partner of the Partnership by agreement, estoppel, or otherwise as a result of the performance of his or her duties hereunder or otherwise.

                  (b) The Board may delegate to any person any right, power and authority vested by this Agreement in the Board to the extent permissible under applicable law. The Board may designate from time to time agents and employees of the Partnership who shall have the same powers and duties on behalf of the Partnership (including the power to bind the Partnership) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Partnership.

         4.2 Composition of Board of Directors. Prior to the issuance of any Shares, the number of Directors shall be one (1) or such other number of Directors as shall be fixed from time to time by a written instrument signed by a majority of the Directors, of whom, following the issuance of any Shares, at least 40% shall be Independent Directors; provided, however, that the number of Directors shall in no event following the issuance of any Shares be less than three (3). The Directors shall hold office until their successors are approved and elected, unless they are sooner removed pursuant to Section 4.4 or sooner resign pursuant to Section 4.3 or sooner are Incapacitated pursuant to Section 4.5, as the case may be. Directors may succeed themselves in office. No reduction in the number of Directors shall have the effect of removing any Director from office, unless specially removed pursuant to Section 4.4 at the time of such decrease. Subject to the requirements of the Investment Company Act, the Board of Directors may designate successors to fill vacancies created by an authorized increase in the number of Directors, the resignation of a Director pursuant to Section 4.3, the removal of a member of the Board of Directors pursuant to Section 4.4 or the Incapacity of a Director pursuant to
Section 4.5. In the event that no Directors remain, the Appropriate Officers shall continue the business of the Partnership and shall perform all duties of the Directors under this Agreement and the General Partner shall as soon as practicable call a special meeting of Partners for the purpose of approving and electing Directors. When Directors are subject to election by Partners, Directors are elected by a plurality of the Shares voting at the meeting. Directors may, but need not, be admitted to the Partnership as Partners to act in their capacity as Directors.

         4.3 Resignation by a Director. A Director may voluntarily resign from the Board of Directors upon the giving of notice thereof to the Partnership, such resignation to take effect upon receipt of such notice by the Partnership or such later date as set forth in such notice.

         4.4 Removal of a Director; Designation of a Successor Director.

                  (a) Any Director may be removed: (i) for cause by the action of at least two-thirds of the remaining Directors, including in the case of an Independent Director, 50% or more of the remaining Independent Directors; (ii) by failure to be re-elected by the Partners; or (iii) with or without cause by the affirmative vote of a Supermajority of Partners. The removal of a Director shall in no way derogate from any rights or powers of such Director, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.

                  (b) The remaining Directors shall designate a successor Director to fill any vacancy existing in the number of Directors fixed pursuant to Section 4.2 resulting from removal of a Director. Any such successor Director shall hold office until his or her successor has been approved and elected. The designation of a Disinterested Director shall be made by the remaining Disinterested Director(s).

                  (c) Any removal of a Director shall not affect any rights or liabilities of the removed Director that matured prior to such removal.

         4.5 Incapacity of a Director.

                  (a) In the event of the Incapacity of a Director, the business of the Partnership shall be continued with the Partnership property by the remaining Directors. The remaining Directors shall, within 90 days, call a meeting of the Board of Directors for the purpose of designating a successor Director. Any such successor Director shall hold such office until his or her successor has been approved and elected. The Directors shall make such amendments to the Certificate of Limited Partnership and execute and file for recordation such amendments or other documents or instruments if required by the Act or this Agreement to reflect the fact that such Incapacitated Director has ceased to be a Director, and the appointment of such successor Director.

                  (b) Upon the Incapacity of a Director, the Director shall immediately cease to be a Director. In the event of the Incapacity of all Directors, the General Partner shall as promptly as practicable convene a meeting of Partners for the purpose of electing new Interested Directors nominated by the General Partner and shall solicit the Limited Partners for nominees for new Independent Directors.

                  (c) Any such termination of a Director shall not affect any rights or liabilities of the Incapacitated Director that matured prior to such Incapacity.

         4.6 Continuation. In the event of the withdrawal, removal, or retirement of a Director, the Partnership shall not be dissolved and the business of the Partnership shall be continued by the remaining Directors.

         4.7 Powers of the Board of Directors. Subject to the terms hereof, the Directors shall have full and complete discretion in the management and control of the affairs of the Partnership, shall make all decisions affecting Partnership affairs and shall have all of the rights, powers, protections and obligations with respect to the Partnership as the directors of a corporation have with respect to a corporation under the Delaware General Corporations Law. The Board of Directors shall provide overall guidance and supervision with respect to the operations of the Partnership, shall perform all duties imposed on the directors of registered investment companies by the Investment Company Act, and shall monitor the activities of the Appropriate Officers, the Investment Advisor and any administrator to the Partnership. Except as otherwise expressly provided in this Agreement, the Board of Directors is hereby granted the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary or appropriate to manage the Partnership's affairs and fulfill the purposes of the Partnership. Any determination as to what is in the interests of the Partnership made by the Directors in good faith shall be conclusive. In construing the provisions of the Agreement, the presumption shall be in the favor of a grant of power to the Directors. The powers of the Directors include, by way of illustration and not by way of limitation, the power and authority from time to time to do the following:

                  (a) invest the assets of the Partnership or cause the assets of the Partnership to be invested by an investment advisor only in such investments as are consistent with the Partnership's investment objective as set forth in Section 2.6 hereof;

                  (b) incur all expenses permitted by this Agreement;

                  (c) to the extent that funds are available, cause to be paid all expenses, debts, and obligations of the Partnership;

                  (d) appoint and dismiss such Persons to serve as officers of the Partnership ("Appropriate Officers") with such powers and authority as may be provided to such Persons by the Board of Directors or by this Agreement;

                  (e) employ and dismiss from employment such agents, employees, investment advisors, accountants, attorneys, consultants, registrars, transfer agents, custodians, paying agents, administrations and other Persons necessary or appropriate to carry out the business and affairs of the Partnership, whether or not any such Persons so employed are affiliated persons of any Partner or Director, and to pay such compensation to such Persons as is competitive with the compensation paid to unaffiliated Persons in the area for similar services;

                  (f) subject to the indemnification provisions in this Agreement, pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or settle, upon such terms it deems sufficient, any obligation, suit, liability, cause of action, or claim (including, in consultation with the Tax Matters Partner in accordance with Section 10.4, tax audits), either in favor of or against the Partnership;

                  (g) sell Shares pursuant to the Subscription Agreements;

                  (h) sell Preferred Interests such that the aggregate principal outstanding at any one time does not exceed US$100,000;

                  (i) borrow money pursuant to Section 3.2(e) and issue Preferred Interests to the extent permitted by the Investment Company Act and this Agreement and repay, in whole or in part, any such borrowing or indebtedness and repurchase or retire, in whole or in part, any such Preferred Interests senior to the Shares; and in connection with such loans or senior instruments to mortgage, pledge, assign, or otherwise encumber any or all properties or assets owned by the Partnership, including any income therefrom, to secure such borrowing or provide repayment thereof;

                  (j) establish valuation principles and periodically apply such principles to the Partnership's investment portfolio;

                  (k) to the extent permitted by the Investment Company Act, designate and appoint one or more agents for the Partnership who shall have such authority as may be conferred upon them by the Board of Directors and who may perform any of the duties of, and exercise any of the powers and authority conferred upon, the Board of Directors hereunder including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

                  (l) subject to the other provisions of this Agreement, to enter into, make, and perform such contracts, agreements, and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Agreement, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings, and transactions with any Partner, Director, Appropriate Officer or Investment Advisor or with any other person, firm, or corporation having any business, financial, or other relationship with any Partner, Director, Appropriate Officer or Investment Advisor; provided, however, such transactions with such Persons and entities (i) shall only be entered into to the extent permitted under the Investment Company Act and (ii) shall be on terms no less favorable to the Partnership than are generally afforded to unrelated third parties in comparable transactions;

                  (m) purchase, rent, or lease equipment for Partnership purposes;

                  (n) purchase and maintain, at the Partnership's expense, liability and other insurance to protect the Partnership's assets from third party claims; and cause the Partnership to purchase or bear the cost of any insurance covering any potential liabilities of the Partners, Directors, Appropriate Officers, General Partner or agents of the Partnership, or officers, employees, directors, members or partners of the Investment Advisor or any agent of the Partnership as well as the potential liabilities of any Person serving at the request of the Investment Advisor as a director of or advisor to the Portfolio Company;

                  (o) cause to be paid any and all taxes, charges, and assessments that may be levied, assessed or imposed upon any of the assets of the Partnership;

                  (p) make or caused to be made any election on behalf of the Partnership under the Code and other tax laws and supervise the preparation and filing of all tax and information returns that the Partnership may be required to file provided that such election is consistent with this Agreement;

                  (q) take any action that may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners to the fullest extent permitted under Delaware law to enable the Partnership to conduct the business in which it is engaged;

                  (r) admit Partners to the Partnership in accordance with Sections 3.3 and 7.1; admit an assignee of a Limited Partner's Interest to be a Substituted Partner in the Partnership, pursuant to and subject to the terms of
Section 9.5, without the consent of any Partner;

                  (s) delegate all or any portion of its rights, powers and authority to any committee or subset of the Board of Directors, or to Appropriate Officers or agents of the Partnership, subject to the control and supervision of the Directors; and

                  (t) perform all normal business functions, and otherwise operate and manage the business and affairs of the Partnership, in accordance with and as limited by this Agreement.

         4.8 Certain Restrictions. Except upon approval by a Majority in Interest of Partners and a majority of Directors, the Partnership will not engage in any of the investment practices set forth in Schedule C hereto, except to the extent described in such Schedule C.

         4.9 Meetings. Meetings of the Directors shall be held from time to time upon the call of a Chairman, if any, President, Secretary or Director. Regular meetings of the Directors may be held at a time and place fixed by the resolutions of the Directors. Notice of any meetings of the Board or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than two (2) days before such meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Agreement or as required by the Investment Company Act, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a quorum is present, or without a meeting by the unanimous written consent of the Directors.

         4.10 Quorum for Board of Directors Meetings. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         4.11 Manner of Acting for Board of Directors. Except as otherwise required by the Act, the Investment Company Act or this Agreement, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Each Director shall be entitled to one vote upon all matters submitted to the Board of Directors.

         4.12 Written Consent by Board of Directors. Unless otherwise required by the Investment Company Act, any action required or permitted to be taken at any meeting of the

Board of Directors or by a committee thereof may be taken without a meeting without prior notice and without a vote if approved in writing by that number of Directors that would be necessary to approve the action at a meeting at which all of the Directors were present and voting, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

         4.13 Committees of Directors. By resolution adopted by the Board of Directors, the Board of Directors may designate two or more Directors to constitute a committee, any of which shall have such authority in the management of the Partnership as the Board of Directors shall designate.

         4.14 Director Presumption of Assent. A Director of the Partnership who is present at a meeting of the Board of Directors at which action on any matter taken shall be presumed to have assented to the action taken, unless a dissent shall be entered in the minutes of the meeting or unless the Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Partnership immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         4.15 Director Power to Bind Partnership. Unless the Board of Directors consists of one Director, no Director (acting in his capacity as such) shall have any authority to bind the Partnership to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board of Directors by the affirmative vote required for such matter pursuant to the terms of this Agreement.

         4.16 Liability of the Directors. No Director shall be: (i) personally liable for the debts, obligations or liabilities of the Partnership, including any such debts, obligations or liabilities arising under a judgment decree or order of a court; (ii) obligated to cure any deficit in any Capital Account;
(iii) required to return all or any portion of any Capital Contribution; or (iv) required to lend any funds to the Partnership.

         4.17 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the Board of Directors, Appropriate Officers and the General Partner of the Partnership herein set forth.

         4.18 Appointment of Auditors. Subject to the approval or ratification of the Partners and the Disinterested Directors, if and to the extent required under the Investment Company Act, the Board of Directors, in the name and on behalf of the Partnership, is authorized to appoint independent certified public accountants for the Partnership.

         4.19 Contracts with Affiliates. The Board of Directors may, on behalf of the Partnership, subject to approval by a majority of the Directors who do not have an interest in the contract and a majority of the Independent Directors and to compliance with the Investment Company Act, enter into contracts for goods or services with any affiliate of a Director, Partner, Appropriate Officer or the Investment Advisor, provided that the charges for such goods or ser-vices do not exceed, in the good faith judgment of the Directors approving the contract, those charged by unaffiliated Persons in the area for similar goods and services.

         4.20 Obligations of the Directors. The Directors shall devote such time and effort to the Partnership business as, in their judgment, may be necessary or appropriate to oversee the affairs of the Partnership.

         4.21 Other Business of Directors. Any Director and any affiliate of any Director may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Partnership or otherwise. Neither the Partnership nor any Director shall have any rights or obligations by virtue of this Agreement or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Neither the Directors nor any affiliate of the Directors shall be obligated to present any investment opportunity to the Partnership.

         4.22 Limitations on the General Partner, Board of Directors and Appropriate Officers. Notwithstanding anything expressed or implied to the contrary in this Agreement, the General Partner, the Board of Directors and the Appropriate Officers shall not (i) participate in the establishment of a secondary market (or the substantial equivalent thereof) with respect to the Interests for purposes of Treasury Regulation ss. 1.7704-1(d)(1) or (ii) take any action that would have the effect of causing the Partnership (x) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (y) otherwise to be treated as a corporation for federal income tax purposes (unless it also qualifies as a regulated investment company under the Code).

         4.23 Investment Company Act. For so long as the Partnership intends to be an investment company registered under the Investment Company Act, (i) the General Partner will use its best efforts to cause the Partnership not to be a company described in Sections 3(c)(1) or 3(c)(7) of the Investment Company Act, and (ii) the Board of Directors will use its best efforts to cause the Partnership not to be a company described in Sections 3(c)(5) or 3(c)(6) of the Investment Company Act.

                                    SECTION 5

                                    OFFICERS
                                    --------

         5.1 Executive Officers. The Appropriate Officers of the Partnership shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board of Directors (who must be a Director), Vice Chairman of the Board, one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Chief Compliance Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Directors may elect or appoint such other officers with such powers and duties as they shall deem necessary or proper. Any number of offices may be held by the same person, unless otherwise prohibited by law. The officers of the Partnership need not be Partners of the Partnership nor, except in the case of the Chairman of the Board, need such officers be Directors of the Partnership.

         5.2 Election of Officers. The officers of the Partnership shall hold their offices for such terms and shall exercise such powers and perform such duties as set forth below or as shall be determined from time to time by the Board of Directors; and all officers of the Partnership shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the Board of Directors or upon the Incapacity of such officer. Any vacancy occurring in any office of the Partnership shall be filled by the Board of Directors. The officers of the Partnership shall not be compensated.

         5.3 Voting Securities Owned by the Partnership. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Partnership may be executed in the name of and on behalf of the Partnership by the Investment Advisor or, at the direction of the Investment Advisor, by the President or any Vice President or any other officer authorized to do so by the Board of Directors and the Investment Advisor and any such officer may, in the name of and on behalf of the Partnership, take all such action as they may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Partnership may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Partnership might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         5.4 Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Partners and of the Board of Directors. The Chairman of the Board of Directors shall be selected from time to time by the Board of Directors. The Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Partnership which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by this Agreement or by the Board of Directors.

         5.5 President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Partnership and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President or, when authorized by this Agreement, the Board of Directors or the President, the other officers of the Partnership shall execute all bonds, mortgages, contracts, documents and other instruments of the Partnership. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President, shall preside at all meetings of the Partners and the Board of Directors. Unless the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Partnership. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by this Agreement or by the Board of Directors.

         5.6 Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Partnership who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         5.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of Partners and record or cause to be recorded all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the Partners and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Partners and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Partnership, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Partnership and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

         5.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Partnership and shall deposit all moneys and other valuable effects in the name and to the credit of the Partnership in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Partnership as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Partnership. If required by the Board of Directors, the Treasurer shall give the Partnership a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Partnership, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Partnership.

         5.9 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         5.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Partnership a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Partnership, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Partnership.

         5.11 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors or the President. The Board of Directors may delegate to any other officer of the Partnership the power to choose such other officers and to prescribe their respective duties and powers.

                                    SECTION 6

                               INVESTMENT ADVISOR
                               ------------------

         6.1 Investment Advisor. (a) The Board of Directors shall appoint an investment advisor for the Partnership. Subject to the direction and control of the Directors, the Investment Advisor shall, consistent with the investment objective set forth in Section 2.6, (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Partnership's assets and in connection therewith have complete discretion, subject to the Partnership's restrictions and limitations on investments as set forth herein, in purchasing and selling securities and other assets for the Partnership and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Partnership; (ii) supervise continuously the investment program of the Partnership and the composition of its investment portfolio; (iii) supervise the operations and employees of the Partnership's affiliates; (iv) arrange, subject to the provisions of this
Section 6.1, for the purchase and sale of securities and other assets held in the investment portfolio of the Partnership; (v) arrange for the administration of all other affairs of the Partnership and its affiliates and, in this regard, provide supervision of third parties engaged in such administration; (vi) maintain all of the Partnership's books and records other than those maintained by a third party administrator, transfer agent, custodian or accountant; and (vii) provide the Partnership with adequate office space and all necessary office equipment and services.

                  (b) In the event of the dissolution, bankruptcy, insolvency or resignation of the Investment Advisor, the Board of Directors may award investment advisory responsibilities to another party with the consent of a Majority in Interest of the Partners.

                  (c) Nothing shall prevent the Investment Advisor or any director, officer, employee or other affiliate thereof from acting as investment advisor for any other Person from engaging in any other lawful activity, and shall not in any way limit or restrict the Partnership or any of its directors, officers, employees or agents from buying, selling or trading any securities or other assets for its or their own accounts or for the accounts of others for who it or they may be acting. Other investment companies or accounts which the Investment Advisor manages may also own the same investments as the Partnership.

                                    SECTION 7

             CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS
             -------------------------------------------------------

         7.1 Capital Contributions. (a) The Partners are as set forth on Schedule A hereto. On or before February 10, 2007 (the "Closing Date") each Partner shall make Capital Contributions in United States dollars by wire transfer of federal funds to an account or accounts of the Partnership specified in a written notice from the General Partner in an amount equal to such portion of such Partner's Capital Commitment as will be specified in such notice on such date as the General Partner shall specify, provided that the General Partner shall provide each Limited Partner at least five (5) Business Days prior notice of such date. No Partner shall be required to make additional Capital Contributions on or after February 11, 2007.

                  (b) On each Capital Demand Date, each Partner making a Capital Commitment shall further contribute to the Partnership an amount equal to all or a portion of such Partner's Unpaid Capital Obligation as set forth in the respective Capital Demand Notice. For purposes of this Agreement, (i) the "Capital Demand Date" shall mean the date specified by an Appropriate Officer on which Partners are required to contribute all or a portion of Unpaid Capital Obligation to the Partnership, which shall be (A) specified by the Partnership in a Capital Demand Notice sent by the Partnership to each of the Partners or their representatives and (B) no less than seven (7) days from the date such Capital Demand Notice is sent by the Partnership and (ii) a "Capital Demand Notice" shall mean a written notice requiring the contribution of capital to the Partnership, which notice shall (A) be by the Partnership to each Partner and
(B) call for contribution to the Partnership of the Unpaid Capital Obligation of each Partner. All capital calls will be made on a pro rata basis in proportion to each Partner's Unpaid Capital Obligation.

                  (c) Capital Contributions by the Partners shall be made in dollars by wire transfer of federal funds to an account or accounts of the Partnership as specified by the Partnership in the Capital Demand Notice or in such other manner as the Partnership may direct. No Partner shall be entitled to any interest or compensation by reason of his, her or its Capital Contributions or by reason of being a Partner. No Partner shall be required to lend any funds to the Partnership.

                  (d) On each Capital Demand Date, Schedule A hereto shall be amended appropriately to reflect the Unpaid Capital Obligations of the Partners. Further, the Appropriate Officers shall cause Schedule A hereto to be amended from time to time to reflect the transfer of a Partner's Interests and the admission and withdrawal of Partners which are accomplished in accordance with the provisions hereof.

                  (e) Except as may be required by law, no Partner shall be required to reimburse the Partnership for any negative balance in such Partner's Capital Account; provided, however, that each Partner shall remain fully liable to make contributions of capital to the extent of such Partner's Unpaid Capital Obligation.

         7.2 Capital Accounts. A capital account ("Capital Account") shall be established and maintained on the Partnership's books with respect to each Partner, in accordance with the provisions of Treasury Regulations Section 1.704-1(b).

         7.3 Allocation of Net Profits from Operations. (a) The Net Profits of the Partnership for each Fiscal Year shall be allocated as follows:

                           (i) First, to the holders of the Preferred Interests, if any, in accordance with the Certificate of Designation;

                           (ii) Second, to the Partners, other than the holders of the Preferred Interests, if any, who have negative balances in their Capital Accounts, in proportion to the respective amounts of such negative balances; and

                           (iii) Third, to the Partners, other than the holders of the Preferred Interests, if any, pro rata in accordance with such Partner's respective Capital Accounts.

                  (b) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Code and Treasury Regulations thereunder and shall be interpreted and applied in a manner consistent with such law. Upon notification to the Partners, the Directors shall make any necessary modifications to this Section 7.3 in the event unanticipated events occur that might otherwise cause this Agreement not to comply with such law or any changes thereto.

                  (c) Additional Rule. In furtherance and not in limitation of
Section 7.6(a), (b) and (c), and except as otherwise provided in this Agreement, the Board of Directors may, in its sole and absolute discretion, allocate Net Profit (and items thereof) and Net Loss (and items thereof) for any Fiscal Period in a manner that the Board of Directors deems necessary or appropriate in order to effectuate the intended economic sharing arrangement of the Partners as reflected in Section 8.

                  (d) Regulatory and Related Allocations. Notwithstanding anything expressed or implied to the contrary in this Agreement, the following special allocations shall be made in the following order:

                           (i) Minimum Gain Charge back. If there is a net decrease in Partnership Minimum Gain during any Fiscal Period, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to the greater of (i) the portion of such Partner's share of the net decrease in such Partnership Minimum Gain, as determined in accordance with Treasury Regulations Section 1.704-2(d)(1), that is allocable to the disposition of Partnership property, subject to Nonrecourse Liabilities or (ii) if such Partner would otherwise have an Adjusted Capital Account Deficit attributable solely to such Partner's Capital Account at the end of such Fiscal Period, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Partners pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 7.3(d)(i) is intended to comply with the minimum gain charge back requirement in such Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Treasury Regulations and for purposes of this Section 7.3(d)(i) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Section 7 with respect to such Fiscal Period.

                           (ii) Partner Minimum Gain Chargeback. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) during any Fiscal Period, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to the portion of such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner's nonrecourse debt, as determined in accordance with Treasury Regulations
         Section 1.704-2(i). This Section 7.3(d)(ii) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

                           (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to such Partner's Capital Account, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible; provided, however, that an allocation pursuant to this Section

         7.3(d)(iii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for herein have been tentatively made as if this
         Section 7.3(d)(iii) were not in this Agreement.

                           (iv) Nonrecourse Deductions. Any Nonrecourse
         Deductions for any Fiscal Period shall be allocated to the Partners in proportion to their respective Capital Contributions.

                           (v) Gross Income Allocation. In the event any Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such Partner's Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 7.3(d)(v) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7.3 (other than Section 7.3(d)(iii)) have been tentatively made as if this Section 7.3(d)(v) were not in this Agreement.

                           (vi) Loss Allocation Limitation. No allocation of Net Loss (or items thereof) shall be made to any Partner to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Partner.

                  (e) Curative Allocations. The allocations set forth in Section 7.3(d) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Section 1.704-l(b). Notwithstanding any other provision of this Section 7 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Partnership items of income, gain, loss, deduction and expense among the Partners so that, to the extent possible, the net amount of such allocations of other Partnership items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Partners pursuant to this Section
7.3 if the Regulatory Allocations had not occurred.

                  (f) Section 754 Adjustments. Pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m), to the extent an adjustment to the adjusted tax basis of any Partnership asset under Section 734(b) or Section 743(b) of the Code is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

                  (g) Transfer of or Change in Interests. The Board of Directors is authorized to adopt any convention or combination of conventions that will be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Partnership income, gain, loss, deduction and expense with respect to a newly issued Interest, a transferred Interest and a redeemed Interest. Upon admission as a Substituted Partner, a transferee of an Interest shall succeed to the Capital Account of the transferor Partner to the extent it relates to the transferred Interest.

                  (h) Expenses. Syndication and organization expenses, as defined in Section 709 of the Code, and other Partnership Expenses (and, to the extent necessary as determined in the sole and absolute discretion of the Board of Directors, any other items) shall be allocated to the Capital Accounts of the Partners so that, as nearly as possible, the cumulative amount of such syndication expenses, organization expenses, and other Partnership Expenses (and other items, if relevant) allocated with respect to each dollar of Capital Commitment for each Partner is the same amount.

                  (i) Allocation Periods and Unrealized Items. Subject to applicable Treasury Regulations and other applicable law and notwithstanding anything expressed or implied to the contrary in this Agreement, the Board of Directors may, in its sole and absolute discretion, determine allocations to Capital Accounts no less frequently than annually and/or on realized and upon additional investment in the Partnership by a new or existing Partner, the transfers of a Partner's Interest or the redemption of a Partner's Interest on unrealized net increases or net decreases (as the case may be) in the Fair Market Value of Partnership property.

         7.4 Allocation of Net Losses from Operations. The Net Losses of the Partnership for each Fiscal Year shall be allocated as follows:

                  (a) First, to the Partners, other than the holders of the Preferred Interests, pro rata in accordance with such Partners' respective Capital Accounts, until such Partners' Capital Accounts have a zero balance;

                  (b) Second, to the holders of the Preferred Interests until their Capital Accounts have a zero balance; and

                  (c) Third, to the Partners, other than the holders of the Preferred Interests.

         7.5 Defaulting Partner. (a) If any Partner fails to contribute, in a timely manner, any portion of the Capital Commitment required to be contributed by such Partner pursuant to this Agreement and such failure continues for five
(5) Business Days after delivery by the Appropriate Officer to such Partner of notice of such failure, then such Partner shall be deemed a "Defaulting Partner," and this Section 7.5 shall apply. An Appropriate Officer shall deliver to each non-Defaulting Partner written notice of such default as promptly as practicable after its occurrence.

                  (b) The Partnership may exercise any remedy available to it at law or equity against a Defaulting Partner. Not in limitation of any of the Partnership's remedies, interest will accrue on the portion of the Defaulting Partner's Capital Commitment that such Partner has failed to fund ("Failed Capital Commitment"), at the Applicable Rate. The Partnership shall also be entitled to reimbursement from a Defaulting Partner for any and all costs and expenses in collecting any portion of a Failed Capital Commitment including, without limitation, attorney's fees and disbursements (to the extent permitted by applicable law).

         7.6 Tax Allocations.

                  (a) Items of Partnership income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Partners in the same manner as the Net Profit (and items thereof) and Net Loss (and items thereof) of which such items are components were allocated pursuant to Sections 7.3 and 7.4; provided, however, that tax allocations shall be made in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, to the extent so required thereby.

                  (b) Allocations pursuant to this Section 7.6 are solely for federal, state and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profit (and items thereof) or Net Loss (and items thereof).

                  (c) The Partners are aware of the tax consequences of the allocations made by this Section 7.6 and hereby agree to be bound by the provisions of this Section 7.6 in reporting their shares of items of Partnership income, gain, loss, deduction and expense.

         7.7 Determinations by Board of Directors. All matters concerning the computation of Capital Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Partnership income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Board of Directors in accordance with accounting principles generally accepted in the United States in its reasonable discretion. Such determination shall be final and conclusive as to all the Partners. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Board of Directors shall determine, in its reasonable discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Partners as reflected in Section 8, the Board of Directors may make such modification in its reasonable discretion without the approval of Partners.

         7.8 Net Asset Value. The net asset value (the "NAV") of the Partnership will be calculated quarterly as of each March 31, June 30, September 30 and December 31, in connection with each issuance of Shares or Preferred Interests by the Partnership, and at such other times as determined by the Investment Advisor or a majority of the Directors, in accordance with Valuation Policies and guidelines approved from time to time by a majority of the Directors.

                                    SECTION 8

                    WITHDRAWALS AND DISTRIBUTIONS OF CAPITAL
                    ----------------------------------------

         8.1 Withdrawals and Distributions in General. No Partner shall be entitled to withdraw any amount from any Capital Account other than as provided in this Agreement.

         8.2 Distributions. After provision for Partnership Expenses and establishment of working capital and other reserves as the Appropriate Officers shall deem appropriate, the Di-rectors may cause all cash and other property received by the Partnership in respect of its investments in any Fiscal Period (collectively, "Investment Proceeds") to be distributed:

                  (a) First, to the holders of Preferred Interests, if any, on the record date set by the Directors with respect to such distribution as required by the Certificate of Designations; and

                  (b) Second, to the holders of the Shares on the record date set by the Directors with respect to such distribution, in proportion to such Partners' respective Capital Investment.

         8.3 Restrictions on Distributions. Notwithstanding anything expressed or implied to the contrary in this Agreement, no distribution shall be made if, as determined in the sole and absolute discretion of the Directors, (i) such distribution would violate any contract or agreement to which the Partnership is then a party or any law, rule, regulation, order or directive of any governmental authority then applicable to the Partnership or (ii) the amount to be distributed pursuant to this Section 8 is immaterial.

         8.4 Deemed Sale of Assets. For all purposes of this Agreement, (i) any property (other than United States dollars) that is distributed in-kind to one or more Partners with respect to a Fiscal Period (including, without limitation, any such in kind property that is distributed upon the dissolution and winding up of the Partnership) shall be deemed to have been sold for cash equal to its Fair Market Value, (ii) the unrealized gain or loss inherent in such property shall be treated as recognized gain or loss for purposes of determining the Net Profit and Net Loss, (iii) such gain or loss shall be allocated pursuant to Sections 7.3 and 7.4 for such Fiscal Period and (iv) such in-kind distribution shall be made after giving effect to such allocation.

         8.5 Withholding. (a) Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other similar taxes payable by the Partnership or any of its affiliates (pursuant to the Code or any provision of United States federal, state or local or non-U.S. tax law) with respect to such Partner or as a result of such Partner's participation in the Partnership (including as a result of a distribution in kind). If and to the extent that the Partnership shall be required to withhold or pay any such withholding taxes or other similar taxes attributable to a Partner, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time that such withholding or other similar tax is required to be paid, which payment shall be deemed to be a distribution of Investment Proceeds pursuant to Section 8.2 with respect to such Partner's Interest to the extent that such Partner (or any successor to such Partner's Interest) would have received a cash distribution but for such withholding. To the extent that such deemed payment exceeds the cash distribution that such Partner would have received but for such withholding, the Board of Directors shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by wire transfer. Such payment shall not constitute a Capital Contribution or reduce such Partner's Unpaid Capital Obligation, and any late payment or failure to pay shall not constitute a default. Until the Partnership has received such payment, the Partnership may hold back from any distribution (and in the case of distributions in kind, property having a Fair Market Value equal thereto) such excess. In the event that the Partnership withholds any amounts from distributions to any Partner pursuant to this Section 8.5, the Partnership shall indicate the amount so withheld to such Partner.

                  (b) Any withholdings referred to in this Section 8.5 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Board of Directors shall have received an opinion of counsel or other evidence, satisfactory to the Board of Directors, to the effect that a lower rate is applicable, or that no withholding is applicable.

                  (c) In the event that the Partnership receives a distribution from or in respect of which tax has been withheld, the Partnership shall be deemed to have received cash in an amount equal to the amount of such withheld tax, and each Partner shall be deemed to have received as a distribution of Investment Proceeds pursuant to Section 8.2 the portion of such amount that is attributable to such Partner's Interest as equitably determined by the General Partner in accordance with the Code.

         8.6 Indemnification. Each Partner shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Person who is or who is deemed to be the responsible withholding agent for United States federal, state or local or non-U.S. income tax purposes against all claims, liabilities and expenses of whatever nature relating to such Person's obligation to withhold and to pay over, or otherwise pay, any withholding taxes or other similar taxes attributable to a Partner that are payable by the Partnership or such Person as a result of such Partner's participation in the Partnership, provided that the foregoing indemnity shall not apply to penalties associated with such Person's failure to deduct or withhold taxes, unless such failure to deduct or withhold
(a) is in accordance with written instructions (including in any letter agreement) provided by such Partner to the Partnership or the Board of Directors in advance or (b) would not constitute Disabling Conduct. All indemnities and reimbursement obligations set forth in Sections 8.5 and 8.6 shall survive dissolution and liquidation of the Partnership until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

                                    SECTION 9

                 WITHDRAWAL OF PARTNERS; TRANSFER OF INTERESTS;
            ADMISSION OF SUBSTITUTED PARTNERS; EFFECT OF DEATH, ETC.
            --------------------------------------------------------

         9.1 Withdrawal of Partners.

                  (a) Except as otherwise provided herein, no Partner shall have the right to withdraw from the Partnership.

                  (b) The Board of Directors may (but shall not be required to) terminate the Interest of any Partner and cause that Partner to withdraw from the Partnership at any time based on the advice of counsel and after a reasonable opportunity for consultation with that Partner. Upon a determination by the Board of Directors that the continued participation of that Partner in the Partnership might adversely affect the Partnership by jeopardizing the treatment of the Partnership as a partnership for federal income tax purposes, involve the Partnership in any litigation arising out of or relating to the participation of that Partner in the Partnership or subject the Partnership to restrictions or other adverse consequences as a result of applicable laws or regulations. In the event that the Board of Directors terminates a Partner's Interest, that Partner shall immediately withdraw from the Partnership and cease to be a Partner of the Partnership. Such withdrawal shall occur automatically upon termination without the necessity of any further Partner or any other Person. The date of termination shall be the effective date of withdrawal of the terminated Partner.

                  (c) The Partnership shall pay to the terminated Partner 90% of the amount of the terminated Partner's Capital Account balance (determined in accordance with the next sentence) within 90 days of termination or as soon thereafter as the Partnership shall have sufficient funds available and shall pay the remainder upon completion of that year's audit. Such amounts paid to a terminated Partner shall not be entitled to interest for any period after the date of termination.

                  (d) Upon the termination of the Investment Advisory Agreement, the General Partner may, by written notice to the Board of Directors, tender to the Partnership all or any portion of its Capital Account. Within 30 days after the receipt of such notice, the Board of Directors shall cause the tendered portion of such Capital Account to be repurchased by the Partnership for cash.

                  (e) From and after the effective date of withdrawal of a Partner, such withdrawn Partner shall cease to be a Partner of the Partnership for all purposes and the Interest of a withdrawn Partner shall not be included in calculating the Interests of the Partners required to take any action under this Agreement.

         9.2 General Provisions Relating to Transfers of Limited Partner Interests.

                  (a) A Limited Partner shall be entitled to transfer, assign, sell, pledge, hypothecate or otherwise dispose of all or any portion of its Interests (collectively, a "Transfer") upon the Board of Directors determination, which determination the Board of Directors shall make in its reasonable discretion, that the Transfer meets each of the following conditions (a "Permitted Transfer"):

                           (i) such Transfer, itself or together with any other Transfers, would not result in the Partnership being treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code or otherwise being treated as a corporation for federal income tax purposes;

                           (ii) such Transfer does not require the registration or qualification of such Interests pursuant to any applicable federal or state securities or "blue sky" laws;

                           (iii) such Transfer does not result in a violation of other laws ordinarily applicably to such transactions;

                           (iv) the transferor and purported transferee each shall have represented to the Board of Director in writing that such Transfer was not effected through a broker-dealer or matching agent that makes a market in Interests or that provides a readily available, regular and ongoing opportunity to Partners to sell or exchange their Interests;

                           (v) the transferor shall reaffirm, and the purported transferee shall affirm, in writing his, her or its agreement to indemnify as described in Section 9.4;

                           (vi) such Transfer would not result in employee benefit plans (as defined in Section 3(3) of ERISA or Code Section 497(e)) and other benefit plan investors (as defined in Section 2510.3-101(f) of the Department of Labor Regulations under ERISA), directly or indirectly owning, in the aggregate, 25% or more of the Interests;

                           (vii) no facts are known to the Board of Directors that cause the Board of Directors to conclude that such Transfer will have a material adverse effect on the Partnership; and

                           (viii) the transferee has agreed in writing to become a Limited Partner to and subject to all of the terms, obligations and limitations of this Agreement.

                  (b) The Board of Directors may reasonably interpret, and are hereby authorized to take such action as they deem necessary or desirable to effect, the provisions of this Section 9.2. The Board of Directors may, in its sole and absolute discretion, amend the provisions of this Section 9.2 in such manner as may be necessary or desirable (or eliminate or amend such provisions to the extent they are no longer necessary or desirable) to preserve the status of the Partnership as a partnership for federal income tax purposes.

         9.3 Effect of Transfers. Upon any Permitted Transfer, the transferee of the transferred Interest shall be entitled to receive the distributions and allocations to which the transferring Limited Partner would be entitled with respect to such transferred Interest, but shall not be entitled to exercise any of the other rights of a Limited Partner with respect to such transferred Interest, unless and until such transferee is admitted to the Partnership as a Substituted Partner pursuant to Section 9.5. If any transferee acquires an Interest from a Limited Partner and does not satisfy the conditions of Section
9.2 or is not admitted to the Partnership as a Substituted Partner within three months of the Transfer, the Partnership reserves the right to redeem the Interest of such transferee.

         9.4 Transfer Indemnity. Each Partner hereby agrees to indemnify and hold harmless the Partnership, the Investment Advisor, each Director, each Appropriate Officer and each Partner (and any successor or assign of any of the foregoing) from and against all costs, claims, damages, liabilities, losses and expenses (including losses, claims, damages, liabilities, costs and expenses of any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer made in contravention of the provisions of this Agreement or any misrepresentation made by such Partner in connection with any purported Transfer.

         9.5 Substituted Partners. No transferee of a transferred Limited Partner Interest shall be admitted as a Limited Partner ("Substituted Partner") until each of the following conditions has been satisfied:

                  (a) the Board of Directors approves of such action by written consent, which may be withheld or granted in the sole and absolute discretion of the Board of Directors;

                  (b) the execution and delivery to the Partnership of a counterpart of this Agreement by the Substituted Partner or its agent or attorney-in-fact;

                  (c) receipt by the Partnership of other written instruments reasonably necessary to complete the transfer that are in form and substance satisfactory to the Board of Directors (as determined in its sole and absolute discretion);

                  (d) payment by the Substituted Partner to the Partnership of an amount determined by the Board of Directors to be equal to the costs and expenses incurred in connection with such assignment, including, without limitation, costs incurred in preparing and filing such amendments to this Agreement as may be required;

                  (e) the updating of the books and records of the Partnership and Schedule A hereto as soon as reasonably practicable to reflect the Person's admission as a Substituted Partner;

                  (f) if required by the Board of Directors in its sole and absolute discretion, execution and affirmation to an instrument by the terms of which such Person acknowledges that the relevant transfer of Interests have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and covenants, represents and warrants that such Person acquired the relevant Interests for investment only and not with a view to the resale or distribution thereof; and

                  (g) any other information or documentation similar to that described in Section 9.5(f) as the Board of Directors may request;

         9.6 Effect of Death, Etc. The death, retirement, withdrawal, expulsion, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Limited Partner, or the occurrence of any other event under the Act that terminates the continued participation of a Limited Partner as a limited partner of the Partnership, shall not cause the Partnership to be dissolved and its affairs to be wound up so long as the Partnership has at least one Limited Partner at all times. Upon the occurrence of any such event, the business of the Partnership shall be continued without dissolution. The legal representatives, if any, of a Limited Partner shall succeed as assignee to the Limited Partner's Interest upon death, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Limited Partner, but shall not be admitted as a Substituted Partner except under the provisions of Section 9.5 of this Agreement and with the written consent of the Board of Directors, which written consent the Board of Directors may withhold in its sole and absolute discretion. Until such time, the Shares or Preferred Interests held by such legal representative of a Limited Partner shall not be included in calculating the Shares or Preferred Interests of the Partners required to take any action under this Agreement.

         9.7 Transfer of Interests of the General Partner. The General Partner shall not sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of all or any part of its interest in the Partnership (such disposition, a "GP Transfer"), except (i) a GP Transfer to a Person that controls, is controlled by or under common control with, the General Partner (such transferee, a "GP Substitute"), or (ii) the GP Transfer is approved by the Board of Directors, including a majority of the Independent Directors. In the event of a GP Transfer, all references herein to the transferring general partner shall be deemed to apply to the GP Substitute, and such GP Substitute shall succeed to all rights and obligations of the transferring general partner hereunder. A Person shall be deemed admitted to the Partnership as a GP Substitute at the time that the foregoing conditions are satisfied and such Person agrees to all the terms of this Agreement applicable to the transferring general partner.

         9.8 Termination of Status of the General Partner. (a) The General Partner shall cease to be the general partner of the Partnership if the General Partner (i) dissolves or otherwise terminates its existence, (ii) voluntarily withdraws as General Partner, (iii) transfers its entire Interest as General Partner as permitted in Section 9.7 and the person to whom such Interest is transferred is admitted as a substitute General Partner, or (iv) otherwise ceases to be a general partner of the Partnership under Section 17-402(a) of the Act.

                  (b) The General Partner may not withdraw voluntarily as General Partner until the earliest to occur of the following: (i) one year from the date on which the General Partner has given the Board of Directors written notice of its intention to withdraw (or upon providing notice for a shorter period if, in the opinion of counsel to the Partnership, such withdrawal is not likely to cause the Partnership to lose its partnership tax classification);
(ii) the date on which the Investment Advisory Agreement is terminated; and
(iii) the date on which one or more persons have agreed to assume the obligations of the General Partner with the approval of the Board of Directors.

                                   SECTION 10

               BOOKS AND RECORDS; REPORTS TO PARTNERS; TAX MATTERS
               ---------------------------------------------------

         10.1 Books and Records. In compliance with Section 31 of the Investment Company Act, the books and records of the Partnership, and a list of the names and residence, business or mailing addresses and Interests of all Partners, shall be maintained at the principal executive offices of the Partnership or such other location as the Board of Directors may approve. The Partnership shall not be required to provide any documentation or other information to Partners except that which it is required to provide under the Investment Company Act, the Act or other applicable law. Each Partner shall have the right to obtain from the Partnership from time to time upon reasonable demand for any proper purpose reasonably related to the Partner's interest as a Partner of the Partnership, and upon paying the costs of collection, duplication and mailing, the documents and other information which the Partnership is required to provide under the Investment Company Act, the Act or other applicable law. Any demand by a Partner pursuant to this section shall be in writing. The Partnership may maintain such other books and records and may provide such financial or other statements as the Board of Directors or the Appropriate Officers in their discretion deem advisable.

         10.2 Accounting; Tax Year.

                  (a) The books and records of the Partnership shall be kept on the accrual basis. The Partnership shall report its operations for tax purposes on the cash method or the accrual method, as determined by the Board of Directors in its sole and absolute discretion, subject to applicable tax laws. The taxable year of the Partnership shall be the calendar year, unless the Board of Directors shall designate another taxable year for the Partnership that is a permissible taxable year under the Code.

                  (b) The books and records of the Partnership shall be audited by the Partnership's independent accountants as of the end of each Fiscal Year, commencing with the first partial Fiscal Year, of the Partnership. The audit required under this Section 10.2(b) shall be prepared by a "Big 4" accounting firm selected by the Board of Directors.

         10.3 Filing of Tax Returns. The Appropriate Officers shall prepare and file, or cause the Partnership's accountants to prepare and file, a federal information tax return and any required state and local income tax and information returns for each taxable year of the Partnership. The Board of Directors has sole and absolute discretion as to whether or not to prepare and file (or cause the Partnership's accountants to prepare and file) composite, group or similar state, local and foreign tax returns on behalf of the Partners where and to the extent permissible under applicable law. Each Partner hereby agrees to execute any relevant documents to furnish any relevant information and otherwise to do anything necessary in order to facilitate, any such composite, group or similar filing. Any taxes paid by the Partnership in connection with any such composite, group or similar filing shall be treated as an advance to the relevant Partners (with interest being charged thereon) and shall be recouped by the Partnership out of any distributions subsequently made to such relevant Partners. Such advances may be funded by Partnership borrowing. Both the deduction for interest payable by the Partnership with respect to any such borrowing, and the corresponding income from interest received by the Partnership from the relevant Partners, shall be specifically allocated to such Partners.

         10.4 Tax Matters Partner. The General Partner shall be designated as the tax matters partner of the Partnership (the "Tax Matters Partner") as provided in Section 6231(a)(7) of the Code. Each Person (for purposes of this provision, a "Pass-Through Partner") that holds or controls an Interest on behalf of, or for the benefit of another Person or Persons, or which Pass-Through Partner is beneficially owned (directly or indirectly) by another Person or Persons shall, within 30 days following receipt from the Tax Matters Partner of a notice or document, convey such notice or other document in writing to all holders of beneficial interests in the Part-nership holding such Interest through such Pass-Through Partner. In the event the Partnership becomes the subject of an income tax audit by any federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the General Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner. The Partnership shall bear all expenses incurred in connection with any such audit, investigation, settlement or review.

         10.5 Tax Information for Current and Former Partners. Within 90 days after the end of each taxable year of the Partnership or as soon thereafter as practicable, the Partnership shall prepare and distribute to each Partner (and, to the extent necessary, to each former Partner (or such Partner's legal representatives)), at the expense of the Partnership, a report setting forth in sufficient detail such information as shall enable such Partner or former Partner (or such Partner's legal representatives) to prepare its respective federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing. The Partnership shall also provide Schedules K-1 to Partners as soon as practicable after the end of each taxable year of the Partnership and in any event within the time period required by the Internal Revenue Service ("IRS") after the end of each taxable year of the Partnership.

         10.6 Meetings with the IRS. Each Partner, prior to any hearing before the IRS, shall receive prior written notice of such hearing. Partners shall have the right to consult with representatives of the Partnership prior to the hearing and to send representatives to observe the hearing. In the event of a disagreement among the Partners with respect to any issue before the IRS, the Investment Advisor, in its sole and absolute discretion, shall present the Partnership's position before the IRS.

                                   SECTION 11

                   LIABILITY, EXCULPATION AND INDEMNIFICATION
                   ------------------------------------------

         11.1 Liability. Except as provided in the Act, the General Partner has the liabilities of a partner in a partnership without limited partners to Persons other than the Partnership and the other Partners. Except as provided in the Act and herein, the General Partner has the liabilities of a partner in a partnership without limited partners to the Partnership and the other Partners. Except as may otherwise be provided by law, the liability of each Limited Partner is limited to its Capital Commitment and other obligations set forth in this Agreement and the Subscription Agreements.

         11.2 Exculpation. (a) To the extent permitted by applicable law, none of the General Partner, any person controlling, controlled by or under common control with the General Partner, any of their respective shareholders, controlling Persons, officers, directors, partners, managers, members, employees or agents or their respective affiliates, employees, agents or principals, or any member of the Board of Directors or any officers, employees or agents of the Partnership, or any Person who was, at the time of the act or omission in question, such a Person (collectively, "Covered Persons") shall be liable to the Partnership or any Partner for any act or omission taken or suffered by such Covered Person, provided that such act or omission does not constitute Disabling Conduct by the Covered Person and such act was taken or suffered by such Covered Person in good faith and in the good faith belief that such act or omission is in or is not contrary to the best interests of the Partnership and is within the scope of authority granted to such Covered Person by this Agreement. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner. No Limited Partner shall have any fiduciary or any other duty to the Partnership or any other Partner other than as required by applicable law or as expressly provided by this Agreement.

                  (b) A Covered Person shall incur no liability in acting upon any signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters, except to the extent that such Covered Person engaged in Disabling Conduct. Each Covered Person may act directly or through its agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons of its choosing, and shall not be liable for anything done, suffered or omitted in good faith in reasonable reliance upon the advice of any of such Persons, except to the extent that such Covered Person engaged in Disabling Conduct. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or officers of the Covered Person, except to the extent that such Covered Person engaged in Disabling Conduct. No Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by the Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement, except to the extent that such Covered Person engaged in Disabling Conduct. No Covered Person shall be liable for the return to any Limited Partner of all or any portion of any Limited Partner's Capital Account or Capital Contributions, except to the extent that such Covered Person engaged in Disabling Conduct or as expressly required by this Agreement.

                  (c) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

         11.3 Indemnification of General Partner, etc. (a) The Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (a "Claim"), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Partnership, or otherwise relating to or arising out of this Agreement, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "Proceeding"), whether civil or criminal (all of such Claims and amounts covered by this Section 11.3, and all expenses referred to in Section 11.3(c), are referred to as "Damages"), except to the extent that it shall have been determined ultimately that such Damages arose from Disabling Conduct of such Covered Person or such Covered Person failed to act in good faith and in the good faith belief that its actions or omissions were in and not contrary to the best interests of the Partnership and within the scope of authority granted to such Covered Person by this Agreement. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement arose from a material breach of this Agreement by, or Disabling Conduct of, any Covered Person. The General Partner shall cause the Partnership to use its commercially reasonable efforts to obtain the funds needed to satisfy its indemnification obligations under this Section 11.3(a) from Persons other than Partners (for example, out of Partnership assets or pursuant to insurance policies or indemnification arrangements with third parties or out of borrowings) before causing the Partnership to make payments pursuant to this Section 11.3. Notwithstanding the foregoing, nothing in this Section 11.3(a) shall prohibit the General Partner from causing the Partnership to make such payments if the General Partner determines that the Partnership is not likely to obtain sufficient funds from such other sources in a timely fashion, or that attempting to obtain such funds would be futile or not in the best interests of the Partnership (for example, nothing in this Section 11.3(a) shall require the General Partner to cause the Partnership to sell any investment before such time as the General Partner shall determine is advisable).

                  (b) At any time and from time to time, the General Partner may require the Partners to return to the Partnership distributions received from the Partnership to satisfy all or any portion of the indemnification obligations of the Partnership pursuant to this Section 11.3, whether such obligations arise before or after dissolution of the Partnership, provided that each Partner shall return distributions in respect of its share of any such indemnification payment in proportion to their respective Capital Commitments. Notwithstanding anything in this Section 11.3(b) to the contrary, (i) no Partner shall be required to make a return of distributions under this Section 11.3(b) with respect to an indemnification obligation that arises in respect of a distribution after the date that is the later of (x) the third anniversary of such distribution and (y) the end of the Term; and (ii) no Partner shall be required to return a distribution under this Section 11.3(b) with respect to an indemnification obligation that arises in any instance not included in clause (i) of this sentence after the end of the Term unless, in the case of clause (i) or (ii) of this sentence, such Partner is notified in writing on or prior to such date of the existence of any potential indemnification obligation with respect to which a claim or demand has been made or which the General Partner has reasonably concluded is expected to be made. Any distributions returned pursuant to this
Section 11.3(b) shall not be treated as Capital Contributions but shall be treated as returns of distributions hereunder. Nothing in this Section 11.3(b), express or implied, is intended or shall be construed to give any Person other than the Partnership or the Partners any legal or equitable right, remedy or claim under or in respect of this Section 11.3(b) or any provision contained in this Agreement

                  (c) Expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's successors, assigns and legal representatives. All judgments against the Partnership and the General Partner, in respect of which the General Partner is entitled to indemnification, shall first be satisfied from Partnership assets (including Capital Contributions), before the General Partner is responsible therefor.

                  (d) Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such Proceeding, provided that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this Section 11, except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership will be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the Partnership's election to assume the defense of such Proceeding, the Partnership will not be liable for fees and expenses of counsel subsequently incurred by such Covered Person in connection with the defense thereof. The Partnership will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect of such Claim.

                  (e) The provisions of this Section 11.3 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 11.3 and regardless of any subsequent amendment to this Agreement, and no amendment to this Agreement shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions prior to the date of such amendment.

                  (f) If the General Partner determines that it is appropriate or necessary to do so, the General Partner may cause the Partnership to establish reasonable reserves, escrow accounts or similar accounts to fund its obligations under this Section 11.3.

                  (g) The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's successors, assigns, heirs and legal representatives.

                  (h) Nothing contained in this Section 11 shall constitute a waiver by any Partner of any right that it may have against any party under United States federal or state securities laws.

                  (i) The Directors may cause the Partnership, at the Partnership's expense, to purchase insurance to insure the Indemnified Persons against liability hereunder (including liability arising in connection with the operation of the Partnership), including, without limitation, for a breach or an alleged breach of their responsibilities hereunder.

                                   SECTION 12

                         COMPENSATION AND REIMBURSEMENT
                         ------------------------------

         12.1 Board of Directors. As compensation for services rendered to the Partnership, the Partnership will pay each Director who is not an officer, director or employee of the Investment Advisor or its affiliates (except if he or she is an affiliate solely by virtue of serving as a director of one or more other registered investment company advised by the Investment Advisor) such amounts as may be determined from time to time by the Independent Directors.

         12.2 Distributor, Administrator and Other Persons. As compensation for services rendered to the Partnership or its Partners, the Partnership will pay each administrator, transfer agent, custodian, accountant, attorney and other agent or independent contractor duly engaged by or on behalf of the Partnership to provide such services. The approval of any contract or agreement pursuant to which a Person serves as a principal underwriter to the Partnership shall be subject to the applicable requirements of the Investment Company Act.

         12.3 Reimbursement for Partnership Expenses. The Partnership shall reimburse the General Partner, the Investment Advisor and their affiliates for Partnership Expenses incurred thereby in connection with the organization of the Partnership, the Partnership's offer and sale of Shares and Preferred Interests, if any, and the ongoing operations of the Partnership, to the extent such expenses are not reimbursed by a Portfolio Company.

                                   SECTION 13

                           DISSOLUTION AND TERMINATION
                           ---------------------------

         13.1 Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

                  (a) the end of the Term; and

                  (b) dissolution required by operation of law.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership have been distributed as provided in Section 13.2 and the Certificate of Limited Partnership of the Partnership has been canceled.

         13.2 Liquidation. On dissolution of the Partnership, a liquidator (who shall be selected by the Board of Directors, if still constituted, and otherwise shall be a Person proposed and approved by a Majority in Interest of the Partners) and who may be the Investment Advisor or any of its affiliates, shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, and such statement shall be furnished to all of the Partners. Then, those Partnership assets that the liquidator determines should be liquidated shall be liquidated as promptly as possible, but in an orderly and business-like manner to minimize loss. Assets that the liquidator determines to distribute in kind shall be distributed in a manner consistent with applicable law. If the liquidator determines that an immediate sale at the time of liquidation of all or part of the Partnership assets would cause undue loss to the Partners, the liquidator may, in order to avoid such loss, either defer liquidation and retain the assets for a reasonable time, or distribute the assets to the Partners in kind. The liquidator shall then wind up the affairs of the Partnership and distribute the proceeds of the Partnership by the end of the calendar year of the liquidation (or, if later, within 90 days after the date of such liquidation) in the following order or priority:

                  (a) to the payment of the expenses of liquidation and to creditors (including Partners who are creditors, to the extent permitted by law) in satisfaction of liabilities of the Partnership other than liabilities for distributions to Partners, in the order of priority as provided by law;

                  (b) to the setting up of any reserves that the liquidator may deem necessary or appropriate for any anticipated obligations or contingencies of the Partnership or of the liquidator arising out of or in connection with the operation or business of the Partnership. Such reserves may be paid over by the liquidator to an escrow agent or trustee proposed and approved by the liquidator to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the liquidator shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided; and

                  (c) to the Partners or their legal representatives in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for all periods.

         13.3 Termination. The liquidator shall comply with any requirements of the Act or other applicable law pertaining to the winding up of a limited partnership, at which time the Partnership shall stand terminated.

                                   SECTION 14

                                   AMENDMENTS
                                   ----------

         14.1 Proposal of Amendments. Except as otherwise specified in this Agreement, any amendment to this Agreement may be proposed by the General Partner, by any Director or by Limited Partners who, in aggregate, own more than 50% of the Shares owned by all such Partners. The Person or Persons proposing such amendment shall submit to the Board of Directors: (i) the text of such amendment; (ii) a statement of the purpose of such amendment; and (iii) in the case of an amendment so proposed by the Limited Partners, an opinion of counsel reasonably acceptable to the Directors obtained by the Limited Partners proposing such amendment to the effect that such amendment is permitted by the Investment Company Act, the Act and the laws of any other jurisdiction where the Partnership is qualified to do business, will not impair the limited liability of the Directors or Limited Partners, and will not adversely affect the classification of the Partnership as a partnership for federal and state income tax purposes. To the extent required by the Investment Company Act, the Board of Directors shall, within 40 days after receipt from Limited Partners of proposal under clause (iii) of this Section 14.1 and the required opinion, give notification to all Partners of such proposed amendment, of such statement of purpose, and of such opinion of counsel, together with the views, if any, of the Board of Directors and the General Partner with respect to such proposed amendment. All amendments validly proposed by Limited Partners pursuant to clause (iii) of this Section 14.1 or proposed by Directors or the General Partner but requiring the approval of the Partners shall be submitted to the Partners for a vote no less than ten (10) days nor more than ninety (90) days after the date of mailing of such notice and will be adopted if approved by an affirmative vote of a Majority in Interest of the Partners, subject to the approval of any greater number of Partners as may be required by applicable law.

         14.2 Amendments to Be Adopted Solely by the Board of Directors. Subject to Section 14.3, the Board of Directors may, without the consent of any Partner may: (i) amend any provision of this Agreement which requires any action to be taken by or on behalf of the Board of Directors or the Partnership pursuant to requirements of Delaware law if the provisions of Delaware law are amended, modified or revoked so that the taking of such action is no longer required;
(ii) take such action in light of changing regulatory conditions or of the then current ERISA regulations, as the case may be, as is necessary in order to permit the Partnership to continue in existence or otherwise to comply with such ERISA or other regulations; (iii) correct any clerical mistake or to correct or supplement any immaterial provision herein or in the Certificate of Limited Partnership which may be inconsistent with any other provision herein or therein, or correct any printing, stenographic or clerical errors or omissions, which shall not be inconsistent with the provisions of this Agreement or the status of the Partnership as a partnership for federal income tax purposes; (iv) change the name of the Partnership; and (v) take any action set forth in Section
3.16 hereof.

         14.3 Amendments Not Allowable. Unless approved by the Partners affected thereby, no amendment to this Agreement shall be permitted if the effect of such amendment would be to:

                  (a) impair the limited liability of Partners provided for in
Section 11.1;

                  (b) adversely affect in any way the federal income tax status of the Partnership as a partnership; or

                  (c) change the purpose, Term, capital contribution, allocation or distribution provisions of this Agreement.

                                   SECTION 15

                                POWER OF ATTORNEY
                                -----------------

         15.1 Power of Attorney. Each Partner hereby irrevocably constitutes and appoints each Director and each Appropriate Officer, and their respective designees, as such Partner's true and lawful agents and attorneys-in-fact, with full power and authority in such Partner's name, place, and stead, to make, execute, acknowledge, deliver, file, and record the following documents and instruments in accordance with the other provisions of this Agreement;

                  (a) this Agreement and a certificate of limited partnership, a certificate of doing business under fictitious name and any other instrument that may be required to be filed in connection with the formation and operation of the Partnership under the laws of Delaware or any other state;

                  (b) any and all amendments, restatements, cancellations, or modifications of the instruments described in Section 15.1(a);

                  (c) any and all instruments related to the admission, removal, or withdrawal of any Partner; and

                  (d) all documents and instruments that may be necessary or appropriate to effect the dissolution and termination of the Partnership, pursuant to the terms hereof.

         15.2 Irrevocability. The foregoing power of attorney is coupled with an interest and such grant shall be irrevocable. Such power of attorney shall survive the subsequent Incapacity of any such Partner or the transfer of any or all of such Partner's Shares or Preferred Interests.

         15.3 Priority of Agreement. In the event of any conflict between provisions of this Agreement or any amendment hereto and any documents executed, acknowledged, sworn to, or filed by any Director or Appropriate Officer under this power of attorney, this Agreement and its amendments shall govern.

         15.4 Exercise of Power. This power of attorney may be exercised by any Director either by signing separately as attorney-in-fact for each such Director or by a single signature of any Director or Appropriate Officer acting as attorney-in-fact for all Directors.

                                   SECTION 16

                                  MISCELLANEOUS
                                  -------------

         16.1 Certificate of Limited Partnership. On each subsequent change in the Partnership specified in the Act, the General Partner shall, to the extent required by the Act, cause to be executed and acknowledged an amended Certificate of Limited Partnership pursuant to the provisions of the Act, which will be duly filed as prescribed by Delaware law.

         16.2 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION.

         16.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

         16.4 Binding upon Successors and Assigns. Subject to and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors, successors-in-title, heirs and assigns of the respective parties hereto.

         16.5 Notices. Any notice, offer, consent, or demand permitted or required to be made under this Agreement to any party hereto shall be given in writing signed by the Person giving such notice either by (i) personal delivery or (ii) by registered or certified mail, postage prepaid, addressed to that party at the respective address shown on the Partnership's books and records, or to such other address as that party shall indicate by proper notice to the Board of Directors, in the same manner as provided above. All notices shall be deemed effective upon receipt or five days after the date of mailing in accordance with the above provisions.

         16.6 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be effected thereby, but shall be enforced to the maximum extent possible under applicable law.

         16.7 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject hereof and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

         16.8 Headings, Etc. The table of contents, headings and subheadings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter genders shall include the masculine, the feminine and the neuter.

         16.9 Legends. If certificates are issued evidencing a Partner's Shares or Preferred Interests, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the Board of Directors to reflect restrictions upon transfer contemplated herein.

         16.10 Waiver of Partition. Except as may otherwise be provided by law in connection with the winding up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

         16.11 Non-Waiver. No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a written notice given to the party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

         16.12 Confidentiality. Each Limited Partner agrees that it shall not disclose without the prior consent of the General Partner (other than to such Limited Partner's employees, auditors or counsel) the contents of this Agreement or any other information with respect to the Partnership or any investment that is designated by the General Partner to such Limited Partner in writing as confidential, provided that a Limited Partner may disclose any such information
(i) as has become generally available to the public through no act or omission of such Limited Partner, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or national (including foreign) regulatory body or securities exchange having jurisdiction over such Limited Partner or its affiliates, or to the National Association of Insurance Commissioners or similar organizations and their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation and (iv) to the extent necessary in order to comply with any law, order, regulation, ruling or other governmental request or requirements of a securities exchange applicable to such Limited Partner or its Affiliates. In order to prevent the public disclosure of confidential information by Limited Partners that are, or may reasonably be expected to be, subject, directly or indirectly, to freedom of information laws, the General Partner may elect not to provide copies of confidential information to such Limited Partners, provided that the General Partner shall be required to provide such Limited Partners with reasonable access to such confidential information, including by permitting such Limited Partner or its counsel or duly appointed agents to view such confidential information at the offices of the General Partner during regular business hours.

         16.13 Survival of Certain Provisions. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Partnership until the expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

         16.14 Partnership Counsel. Each Limited Partner hereby acknowledges and agrees that Skadden, Arps, Slate, Meagher & Flom LLP (and its affiliated law practice entities) and any other law firm retained by the General Partner in connection with the organization of the

Partnership, the offering of interests in the Partnership, the management and operation of the Partnership, or any dispute between the General Partner and any Limited Partner, is acting as counsel to the General Partner and as such does not represent or owe any duty to such Limited Partner or to the Limited Partners as a group.

         16.15 Waiver of Partition. Except as may otherwise be provided by law in connection with the winding up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property. For the purposes of the Act and this Agreement, the Limited Partners shall constitute a single class, series and group of Limited Partners.

         16.16 Entire Agreement. This Agreement and the Subscription Agreements constitute the entire agreement among the Partners and between the Partners and the Initial Limited Partner with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to such subject matter. The representations and warranties of the General Partner and the Limited Partners in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement. The Partnership shall not enter into a side letter agreement with any Limited Partner which changes such Limited Partner's rights or obligations hereunder or otherwise provides to such Limited Partner preferential treatment in connection with this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Limited Partnership Agreement as of May 8, 2006.




                                        GENERAL PARTNER:

                                        RIC  COINVESTMENT FUND GP LLC



                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        INITIAL LIMITED PARTNER:
                                        -----------------------



                                        ----------------------------------------
                                                  Randal A. Nardone

                                                                      SCHEDULE A


                    Limited Partners and Capital Commitments
                    ----------------------------------------

Limited Partner                                               Capital Commitment

                                                                      SCHEDULE B


                               Board of Directors
                               ------------------


                                 Wesley R. Edens


                               Dennis Porterfield


                                   John Sites

                                                                      SCHEDULE C



                       Fundamental Investment Restrictions
                       -----------------------------------

The Partnership's investment objective as set forth in Section 2.6 hereof and the following investment restrictions are fundamental and cannot be changed without approval of a majority of the Directors and the approval of a 40 Act Majority of Partners. If a percentage restriction on investment or use of assets set forth below is adhered to at the time a transaction is effected, later changes in percentage resulting from changing market values will not be considered a deviation from policy. Subject to the foregoing, the Partnership may not:

         (1) borrow money or issue senior securities except in compliance with the Limited Partnership Agreement and the Investment Company Act;

         (2) make loans of money or property to any Person, except as may be consistent with the Partnership's investment objectives and policies;

         (3) underwrite the securities of other issuers, except to the extent that in connection with the disposition of Portfolio Investments or the sale of its own Shares or Preferred Interests or the sale of Portfolio Investments the Partnership may be deemed to be an underwriter;

         (4) purchase real estate or interests therein to the extent that, as a result of such investments, the Partnership would not be an investment company by virtue of Section 3(c)(5)(C) or 3(c)(6) of the Investment Company Act;

         (5) purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Partnership becoming subject to registration with the Commodity Futures Trading Commission as a commodity pool; or

         (6) invest in excess of 25% of its capital in assets in any industry other than assisted living, retirement home and related industries and real estate and real estate financial products industry, including mortgage loans and other Real Estate-Related Assets of the types described herein, except that the Partnership may invest without limit in securities backed by the credit of the United States of America or agencies or instrumentalities thereof and Short-Term Investments.

                                                                      APPENDIX A


                           Certificate of Designations
                           ---------------------------